SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
                                   Amendment 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                 (Name of small business issuer in its charter)

                                     Florida
                            (State of incorporation)

                                   04-3719075
                      (I.R.S. Employer Identification No.)

                                      4953
            (Primary Standard Industrial Classification Code Number)

                        760 S.E. Port St. Lucie Boulevard
                            Port St. Lucie, FL 34984
                                 (772) 344-4800
          (Address and telephone number of principal executive offices)
                        --------------------------------
                                  Will Cowdell
                       Choice Waste System Holdings, Inc.
                        760 S.E. Port St.Lucie Boulevard
                            Port St. Lucie, FL 34984
                                 (772) 344-4800
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this form is filed pursuant to Rule 415 under the Securities Act, please check the following box. [x] If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering.[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
------------------------------ --------------- --------------- ----------------
Title of each class    Amount  Proposed maximum  Proposed maximum   Amount of
Of securities to       to be   offering price  aggregate offering registration
be registered        registered  per share            price 1           fee
------------------------------------ -------------------------- ----------------
----------------------------------- -------------------------- ----------------
Common Stock
..001 par             3,000,000      $4.00           12,000,000        $ 1104.00

------------------------------ ------------------------------ ----------------

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                                 PROSPECTUS
                                    No Mimimum/3,000,000 Maximum Shares
                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                                Common Stock

This is our initial public offering. We are offering to sell common stock at a price of $4.00 a share. There is no escrow provision. There is no established public market for CHOICE WASTE SYSTEM HOLDING, INC.'s ("CWSH")common stock, and the offering price has been arbitrarily determined. CWSH's common stock is not currently listed or quoted on any quotation service. At this time we intend to offer the shares ourselves through our officer/director. Up to three million shares will be sold without the use of an underwriter. The securities are offered on a "best efforts" basis. The offering will terminate two years from the initial effective date of this offering. Management in its discretion may end the offering any time before the specified date.
                                               -------------
The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 4 of this prospectus.
                                               --------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                          PRICE        UNDERWRITING DISCOUNTS AND    PROCEEDS TO

                          TO PUBLIC            COMMISSIONS (1)           COMPANY
                          ---------            -----------              -------

Per Share                 $  4.00               $0                        $ 4.00

Total                     $12,000,000          $0                    $12,000,000

(1)Before deducting expenses payable by CWSH, estimated at approximately $80,000. CWSH may elect at some time to use an underwriter(s) in which case commission expense of up to 10% may be incurred.

CHOICE WASTE SYSTEM HOLDINGS, INC. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


                              The date of this Prospectus is _______________,
2003.

TABLE OF CONTENTS


     PROSPECTUS SUMMARY ...................................................    3

     OFFERING .............................................................    3

     RISK FACTORS .........................................................    5

     USE OF PROCEEDS ......................................................    9

     CAPITALIZATION .......................................................   12

     DILUTION .............................................................   12

     PRICE RANGE OF SECURITIES ............................................   16

     DIVIDEND POLICY ......................................................   16

     PLAN OF DISTRIBUTION .................................................   16

     LEGAL PROCEEDINGS ....................................................   18

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
      CONTROL PERSONS .....................................................   18

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       AND MANAGEMENT .....................................................   19

     DESCRIPTION OF SECURITIES ............................................   21

     EXPERTS AND COUNSEL ..................................................   22

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
       FOR SECURITIES ACT LIABILITIES .....................................   22

     ORGANIZATION .........................................................   23

     DESCRIPTION OF BUSINESS ..............................................   25

     OPERATIONS ...........................................................   30

     MANAGEMENT'S PLAN OF OPERATION & DISCUSSION & ANALYSIS ...............   30

     SALES & MARKETING ....................................................   38

     SERVICE QUALITY CONTROL ..............................................   39

     GOVERNMENT REGULATION ................................................   39

     COMPETITION ..........................................................   39

     FACILITIES ...........................................................   41

     NUMBER OF EMPLOYEES ..................................................   44

     WHERE YOU CAN FIND ADDITIONAL INFORMATION ............................   44

     DESCRIPTION OF PROPERTY ..............................................   44

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .......................   44

     MARKET PRICE AND DIVIDENDS ...........................................   46

     EXECUTIVE COMPENSATION ...............................................   47

     LEGAL MATTERS ........................................................   48

     PART I
        FINANCIAL INFORMATION .............................................   48

      FINANCIAL STATEMENTS ............................................   F1-F96
      PRO FORMA FINANCIAL INFORMATION ...............................   PF1-PF11

                                             PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                                   THE COMPANY

     Choice Waste System Holdings, Inc. ("CWSH") is a construction and demolition hauling company as well as a garbage collection/recycling service provider holding company for subsidiary companies, currently consisting of four companies: Choice Sanitary Services of Florida, Inc., American Waste, LLC, T & W Lakeside, Inc., and Choice Sanitation, LLC. Choice Waste System Holdings, Inc. is a start-up company that acquired all of our subsidiaries in November 2002. CWSH currently operates in South Florida's Martin, St. Lucie and Indian River Counties. CWSH services all the major construction companies and home builders and also serves residential and commercial customers and holds exclusive contracts with St. Lucie County and the county's school district Choice Waste System Holdings, Inc.'s common stock is not currently listed or quoted on any quotation service. There can be no assurance that CWSH's common stock will ever be quoted on any quotation service or that any market for CWSH's stock will ever develop. Choice Waste System Holdings, INC. is a start-up company with limited revenues to date. CWSH is ready to expand its service area into Palm Beach, Broward, and Brevard Counties, moving toward its goal of becoming the dominant garbage collection/recycling service provider in South Florida, by expanding operations into these target markets while relying on established operations and associates in Martin, St. Lucie and Indian River Counties. Any expansion is dependent on the proceeds to be raised in the offering and that expansion cannot be assured, nor can Choice Waste System Holdings, Inc.'s success in its intension to become the dominant service provider be assured.

                                                  THE OFFERING

    Common Stock Offered                        Up to 3,000,000 shares

    Common Stock Outstanding
     After the Offering                         7,497,975

    Use of Proceeds                             Offering Costs, Acquisition
                                               Costs, Development Costs, Debt
                                                Reduction

    Symbol                                      None

    Risk Factors                                The shares of common stock
                                              involve a high degree of risk and
                                                immediate substantial dilution.
                                                See "Risk Factors: and
                                                "Dilution"

    Term                                        of Offering Two years;
                                                management may end the offering
                                                at any time prior to two years
                                                at its discretion.

                                                   THE COMPANY

Choice Waste System Holdings, Inc. ("CWSH"), was incorporated in Florida on September 18, 2002. Its offices are located at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984 (772) 344-4800. The principal officer of the Company, Will Cowdell, has been engaged in the business of construction and demolition hauling and commercial and residential trash collection and recycling in Florida for the past 15 years. See "Management". As used in this Prospectus, the terms "Company" and "CWSH" include Choice Waste System Holdings, Inc. and its subsidiaries, unless context clearly indicates otherwise.

                                              FINANCIAL INFORMATION

     The premise for founding Choice Waste System Holdings, Inc. was to establish a company that would be a major player in the solid waste collection and transportation business, initially in the central and south Florida markets, through the acquisition of solid waste collection companies with profit potential. In November 2002 CWSH acquired Choice Sanitary Services of Florida, Inc., T & W Lakeside, Inc., Choice Sanitation LLC and American Waste LLC. As a result of the acquisitions, CWSH now operates a fleet of nineteen collection vehicles and has approximately 2200 roll-off containers at customer locations in the Port St. Lucie market area. This market includes commercial, industrial, residential and municipal recycling contract services. CWSH also has approximately 2000 portable toilets at customer locations.

     Management believes a review of CWSH's Financial Statements for the Fiscal Year Ending December 31, 2002 (pages F-80 - F-96) reaffirms its belief that the acquisitions represent an opportunity to create increased value by operating as a single company rather than operating each of the four companies independently.

     During the period (FYE 12/31/02) CWSH, including Choice Sanitation, American Waste, Choice Sanitary Services and T & W Lakeside, recorded revenues of $4 million as compared with $3.4 million in 2001. In its analysis of the financial information for FYE 12/31/02 and the comparison of revenues and expenses of all the entities (as if combined) for the FYE 12/31/01, management considered the fact that two of the companies, American Waste and T & W Lakeside were not operating in 2001 and therefore recorded neither revenue nor expense prior to the current FYE 12/31/02. The consistent past performance of Choice Sanitation, evident in their revenues of $3.4 million in 2001 and $2.8 million in 2000, was the key element in the CWSH $4 million of revenue for FYE 12/31/02. Though revenues for the period increased overall, extraordinary business development and administrative expenses related to the startup of American Waste and T & W Lakeside, as well as legal and accounting expenses for CWSH, and increased interest expense (due to advances to the company from stockholders) resulted in decreased net income for FYE 12/31/02.

     CWSH plans to expand its market service areas by acquiring businesses in adjacent counties, particularly Palm Beach, Broward, Dade and Brevard counties. The solid waste industry has a large number of small privately owned companies that may be available for acquisition. CWSH considers these small, privately owned companies to be target opportunities for continued growth in the solid waste collection, transportation and transfer/ disposal areas. Often these are smaller "Mom and Pop" companies providing similar services in similar locations. They are also generally undercapitalized and the owners may have business legacy issues such as estate planning and retirement. CWSH intends to acquire companies such as these that will add related and/or ancillary services to CWSH's current services and locations. CWSH is planning to acquire additional equipment necessary to provide service to an expanding customer base in its existing markets. Management cannot assure investors that it will be successful in reaching its goals. Any expansion is dependent on the proceeds to be raised in the offering. (See "Use of Proceeds" Section.)

     At 12/31/02 CWSH had a working capital deficit of $1 million. The primary reasons for the deficit are equipment purchase of approximately $500,000 that have been recorded as accounts payable until the equipment is financed, an increase in leased equipment during 2002, and other short-term obligations related to the company's filing of a registration statement in connection with this offering. CWSH intends to use a portion of the proceeds of the offering to pay off some of the long-term debt. (See "Use of Proceeds" Section .)

                                                  RISK FACTORS

     Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.

     The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: the Company's stage of development, lack of immediate revenue, and problems inherent to rapid growth and expansion.

1.       Choice Waste System Holdings, Inc. is a development stage
         ---------------------------------------------------------
     company with a limited operating history. CWSH has a relatively limited operating history upon which an evaluation of CWSH's prospects can be made. Consequently, investors must consider the likelihood of success of CWSH in view of all the risks, expenses and delays inherent in the establishment and growth of a new business including, but not limited to, expenses, complications and delays which cannot be foreseen when a business is commenced, initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors. Our ability to achieve profitability and growth will depend on successful expansion into target service areas. No assurance can be given that we will be able to capture the target service market as projected.

2. Choice Waste System Holdings, Inc. needs to successfully complete this offering to implement expansion. CWSH presently has no other source of capital to fund expansions. In order for CWSH to have any opportunity for significant growth, we must successfully complete this Offering. The amount of funds raised in the offering will directly affect our ability to proceed with our expansion plan. The more money raised, the better our chances of implementing expansion. There can be no assurance that following this Offering, we will be able to capture and maintain our targeted service market on a successful basis or that continued profitability and growth will be achieved.

3. Choice Waste System Holdings, Inc. is self-underwriting this offering without the benefit of experience and that may hamper our ability to complete the offering. Because we are attempting to sell the shares without the aid of an underwriter, our chances of success are diminished and you do not have the advantage of an underwriter's expertise to evaluate CWSH. We are not experienced in the business of selling securities and may not be able to complete the full offering, resulting in inadequate funds being raised to implement expansion.

4. Choice Waste System Holdings, Inc. may face competition from sources that have substantially greater resources than we do. Although the markets that CWSH has targeted for entry can be intensely competitive, management feels there is little or no competition for its exceptional pricing and customer support and services. However, we may face competition from numerous sources, certain of which have substantially greater financial, technical, marketing, distribution, personnel and other resources than we do, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets. Accordingly, our ability to compete will be dependent upon our ability to expand our reach into the marketplace in a timely manner and to successfully capture new outlets. Because there can be no assurance at this time that we will raise the funds necessary to fully implement our expansion in a timely manner, there can be no assurance that we will be able to compete successfully or that we will be able to successfully capture and maintain the targeted markets.

5.       Choice Waste System Holdings, Inc. relies on key personnel
         ----------------------------------------------------------
     to guide it toward success and failure of key personnel to perform may affect management's goals for growth and expansion. The success of CWSH depends in large part upon the continued successful performance of our current executive, Will Cowdell, in the continued development, marketing and operation of CWSH. Although we will employ additional qualified employees and possibly retain consultants who have significant experience, if management, namely Will Cowdell, should fail to perform for any reason whatsoever, the ability of CWSH to expand into targeted market areas will be adversely affected.

6.       Management owns a majority of the stock in Choice Waste
         -------------------------------------------------------
     System Holdings, Inc. and may retain control of management policies and the Board of Directors. Management currently holds approximately 65% of all outstanding and issued shares of Common Stock, and accordingly, management is able to control the policies of the Company and the Board of Directors. Following completion of the offering (maximum), Management will own approximately 40% to 53% of the outstanding shares of our common stock. Accordingly, by virtue of majority, they may retain control of management policies and the Board of Directors.

7.       The "restricted securities" eligible for sale after the
         -------------------------------------------------------
     offering could negatively affect our stock prices. The prevailing market price of Choice Waste System Holdings, Inc.'s shares after we complete the Offering could be adversely affected by sales of common stock by the holders of CWSH's common stock already outstanding, or the perception that these sales may occur. All of the 4,497,975 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

- more than one percent of CWSH's shares then outstanding within any three-month period, (i.e. one percent would equal 44,980 shares as of the date of this Prospectus, 74,980 shares immediately after the successful completion of the maximum offering; or
- the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

           Further, under Rule 144, the amount of "restricted securities" which a person who is not an affiliate of CWSH may sell is not limited when his or her shares have been held for over two (2) years.

8.       The offering price of the shares has been arbitrarily
         ------------------------------------------------------
     determined by Choice Waste System Holdings, Inc. and cannot be relied upon to reflect book value or net worth of CWSH. Because the offering price has been arbitrarily determined by us, it does not necessarily bear any relationship to the assets, book value, operating or financial results or net worth of CWSH or other generally accepted criteria of value and should not be considered as indicating any intrinsic value for the Shares. No independent appraisal of the value of the Shares has been obtained in connection with this offering.

9.       Choice Waste System Holdings, Inc. has not paid any
         ---------------------------------------------------
     dividends on its Common Stock. CWSH has not paid and does not plan to pay dividends on its common stock in the foreseeable future. CWSH anticipates that all earnings, if any, that may be generated from CWSH's operations will be used to finance the growth of CWSH and that cash dividends will not be paid to holders of the Common Stock.

10.      Investors participating in the Offering will incur
         --------------------------------------------------
     immediate and substantial dilution from the initial public offering price. All of the currently outstanding shares of Common Stock were issued at prices substantially lower than the price of the shares of Common Stock offered hereby. Investors participating in the Offering will incur immediate and substantial dilution of $2.11 in the net tangible book value per share of the Common Stock from the initial public offering price. See "Dilution."

     11. Investors may be unable to readily sell their securities if a market does not develop for the securities. Choice Waste System Holdings, Inc.'s common stock is currently not listed or quoted on any quotation service. There can be no assurance that CWSH's common stock will ever be quoted on any of the services or that any market for the stock will ever develop. Therefore, investors may not be able to readily sell their securities.

     12. Investors should be aware that Choice Waste System Holdings, Inc.'s audited December 31, 2002 Financial Statement reflected a loss for the period ending December 31, 2002. There can be no assurance that CWSH will make a profit in the current period or at any time in the future. If the company is unable to make a profit, the prospects for growth may be limited. Therefore, the value of CWSH's common stock may diminish.

                                         FORWARD-LOOKING STATEMENTS

     The information herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of Choice Waste System Holdings, Inc., or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment, inflation, changes in costs of goods and services, economic conditions in general and in the CWSH's business, demographic changes, changes in the availability of and terms of financing to fund the anticipated growth of the company's business, the ability to attract and retain qualified personnel, changes in CSWH's capital expenditure plans, and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "should," "seeks," "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Choice Waste System Holdings, Inc. disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                              USE OF PROCEEDS

     There is no minimum number of shares that must be sold in this offering, and therefore, there is no assurance that CWSH will receive any proceeds or that it will receive proceeds in an amount that will assure its success in accomplishing its goals.

     Table 1 on the following page reflects proportionate allocation designations for partial and whole completion of the offering. The allocations therein represent CWSH's best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and CWSH's future revenue and expenditures. If any of these factors change, CWSH may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

     In the following paragraphs and those following Table 1, management sets forth a summary of each allocation category (based on 100% completion of the offering). Should the offering proceeds be less than 100%, each allocation figure will be revised to correspond with those listed in Table 1.

     Offering Costs: CWSH will incur certain expenses in connection with the preparation and completion of this offering. Such costs will include accounting and legal costs of approximately $70,500; printing costs of approximately $500; transfer agent fees of approximately $7,000; and $2,000 of estimated miscellaneous expenses.

     Acquisition Costs: Choice Waste System Holdings, Inc. is in the solid waste transportation and collection business, which is comprised of numerous small companies that are ideal acquisition candidates for CWSH. Often these smaller "Mom and Pop" companies provide similar services in similar locations. They are also often undercapitalized and may have business legacy issues such as estate planning and retirement. CWSH intends to use a portion of the proceeds of this offering to acquire such companies that will add related and/or ancillary services to CWSH's current services and locations. Management believes that acquiring good operating companies with a proven track record and quality management would be a cost effective way to ensure growth. The Company has identified several acquisition opportunities but has not yet reached any agreements to acquire any acquisition candidates.

     Offering proceeds would be used for acquisition costs, approximately as follows:

         Purchase Price                     $  400,000
         Working Capital                    $  500,000
         Debt Reduction                     $1,500,000
         Equipment replacement              $  580,000
                                                      ---------
         Total                                       $2,980,000

     The success of CWSH's offering will determine the amount of acquisitions costs it will be able to expend. Should CWSH sell less than the offered shares, the amount of debt retirement and equipment replacement would be reduced accordingly.

                                            TABLE 1 - USE OF PROCEEDS
                                            -------------------------
                                        Choice Waste System Holdings, Inc.
                                             Offering of Common Stock
                                           No Minimum/3,000,000 Maximum

PART I
---------------------
                                        Percent                          Percent
                        25% / or     of $ 3 Million   50% / or   Of $ 6 Million
                      750,000 Shares    Total       1,500,000 Shares       Total
                       ---------       --------         ---------       --------
Offering Costs         $ 80,000        <3%            $ 80,000               <2%
Acquisition Costs       720,000        24%           1,845,000               31%
Development Costs     1,000,000       33%            2,225,000               37%
Debt Reduction        1,200,000      30%            1,850,000               31%
                      ---------                       ---------
Total Dollars          3,000,000                     6,000,000

PART II
---------------------
                                           Percent                      Percent
                      75% / or        of $ 9 Million 100% / or    Of $12 Million
                      2,250,000 Shares     Total     3,000,000 Shares      Total
                      ---------          --------       ---------     ---------
Offering Costs       $ 80,000               <1%       $ 80,000               <1%
Acquisition Costs    2,025,000               25%     2,980,000               25%
Development Costs    3,500,000               39%     5,960,000               50%
Debt Reduction      3,395,000               36%      2,980,000               25%
                   ---------                        ---------
Total Dollars        9,000,000                       12,000,000


     Development costs: CWSH intends to expand its services and market areas into the surrounding counties in South Florida. Such expansion may include additional transportation and collection operations, staging areas or transfer stations, where smaller volumes of solid waste are consolidated into larger volumes for further transportation and more economic disposal options, additional office staff and truck operators, and satellite office and garage locations for vehicle storage and overnight vehicle parking. A portion of the proceeds will be used to fund this business expansion, approximately as follows:

         Transportation vehicles            $1,000,000
         Collection vehicles                         $1,000,000
         Collection containers                       $  500,000
         Transfer Station                            $2,000,000
         Office staff                                $  100,000
         Truck operators                             $  400,000
         Office and garage locations                 $  960,000
                                                               ---------
         Total                                                $5,960,000

     The success of CWSH's offering will determine the amount of development costs it will be able to expend. Should CWSH sell less than the offered shares, the amount of equipment purchases, new employees and the size and location of a transfer station would be affected accordingly.

Debt Reduction. CWSH will, depending on the success of the offering, use proceeds to retire existing debt, approximately as follows:

         Vehicle and equipment operating leases               $1,500,000
         Vehicle and equipment capital leases                 $  200,000
         Equipment purchases in process                       $  750,000
         Accounts payable and other liabilities               $  530,000
                                                                ---------
         Total                                                 $2,980,000

     No proceeds will be used to repay related parties. The success of CWSH's offering will determine the amount of debt reduction it will be able to complete. Should CWSH sell less than the offered shares, the amount of equipment purchases and accounts payable reduction would be affected accordingly.

     Choice Waste System Holdings, Inc. currently has no alternate source of capital to fund its expansion goals.

     Proceeds not immediately required for the purposes described above may be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                                 CAPITALIZATION

     Table 2 captioned "Capitalization" on the next page sets forth the capitalization of Choice Waste System Holdings, Inc. at December 31, 2002 and as adjusted to give effect to the sale of the shares offered hereby. Details related to "Members' Loans," "Stockholders' Loans," and "Members' Equity" and "Stockholders' Equity" can be found in the "Certain Relationships and Transactions" section beginning on page 44 of this document.

     Table 3 captioned "Stock Ownership" on the following page shows details of ownership both before the mergers of November 25, 2002 and after. Details of the merger transactions may be found in the "Organization within the Past Five Years" section beginning on page 28 and in the "Certain Relationships and Transactions" section beginning on page 44 of this document.

                                                    DILUTION

     Table 4 presents certain information concerning the net tangible book value of Choice Waste System Holdings, Inc.'s Common Stock as of December 31, 2002, as adjusted to reflect the sale of the 3,000,000 shares offered hereby:

     Table 2 - Capitalization

                                       Choice Waste System Holdings, Inc.
                                                 Capitalization
                                                December 31, 2002

                                                                  Choice
                                                                 Sanitary
                                                               Services of
                                                  Choice         Florida,      American        T & W
                                CWSH, Inc.      Sanitation         Inc.       Waste, LLC   Lakeside Inc.
                                  -----            LLC           --------      --------      --------          Total
                                                ----------                                                   --------
Members' Loans:
--------------
 Will Cowdell                             0            11,576             0        67,500              0           79,076
 Tim Schweizer                            0                 0             0             0              0                0
 Todd McDorman                            0                 0             0             0              0                0
                                   --------       -----------      --------       -------        -------        ---------
                                          0            11,576             0        67,500              0           79,076
                                   --------       -----------      --------       -------        -------        ---------
Stockholders' Loans:
-------------------
 Will Cowdell                             0                 0        89,696             0              0           89,696
                                   --------       -----------      --------       -------        -------        ---------
                                          0                 0        89,696             0              0           89,696
                                   --------       -----------      --------       -------        -------        ---------
Long-term Debt:
--------------
 Notes Payable                            0           947,230       185,178       291,031              0        1,423,439
 Capital lease
 obligations                              0            65,352       122,719             0              0          188,071
                                   --------       -----------      --------      --------        -------        ---------
                                          0         1,012,582       307,897       291,031              0        1,611,510
                                   --------       -----------      --------      --------        -------        ---------
Members' Equity (Deficit)
                                          0           636,997             0        24,664              0          661,661
                                   --------       -----------      --------      --------        -------      -----------
Stockholders' Equity
(Deficit)
                                   (36,174)                 0      (20,729)             0        (7,827)         (64,730)
                                   --------       -----------      --------      --------        -------      -----------
                                   (37,174)           636,997      (20,729)        24,664        (7,827)          596,931
                                   --------       -----------      --------      --------        -------      -----------
                                   (36,174)         1,661,155       376,864       383,195        (7,827)        2,377,213
                                   ========       ===========      ========      ========        =======      ===========


     Table 3 - Stock Ownership

                                       Choice Waste System Holdings, Inc.
                                                 Stock Ownership
                                              Pre- and Post-Merger*

                                           ---------------------Pre-Merger -------------------              Post Merger

                                                                  Choice
                                                                 Sanitary
                                                               Services of
                                                  Choice         Florida,      American        T & W
                                  CWSH,         Sanitation         Inc.       Waste, LLC      Lakeside      Post Merger
            Insiders              Inc.             LLC         --------      --------           Inc.           Total
      -------------------         -----      ----------                                     --------       --------------

Will Cowdell                         100.0%             50.0%         75.0%          50.0%         25.0%             66.7%
Tim Schweizer                          0.0%             50.0%          0.0%           0.0%          0.0%             22.2%
Todd McDorman                          0.0%              0.0%          0.0%          50.0%          0.0%              3.3%
Taylor Group                           0.0%              0.0%         25.0%           0.0%         75.0%              1.0%
                                     ------           -------        ------          -----         -----             -----
                                     100.0%            100.0%        100.0%         100.0%        100.0%             93.2%

          Outside investor group       0.0%              0.0%          0.0%           0.0%          0.0%              6.8%
                                     ------           -------        ------          -----         -----            ------
                           Total     100.0%           100.00%       100.00%        100.00%        100.0%            100.0%
                                     ======           =======       =======        =======        ======            ======

     *Merger (acquisition) date November 25, 2002.


     Table 4 - Dilution

                                       Choice Waste System Holdings, Inc.
                                                    Dilution
                                                December 31, 2002


  % of Offering Sold                                25%     50%     75%     100%
  ----------------------------------              -----   -----   -----    -----

  Public offering per share                      $ 4.00   $ 4.00  $ 4.00  $ 4.00
                                                 ------    ------  ----- -------
  Net tangible book value per share before
offering
                                                  0.53    0.53      0.53    0.53
  Increase in net tangible book value
attributable
to cash payments made by
  purchasers of the shares offered hereby

                                                 0.49     0.87     1.16     1.36
                                               ------    -----    -----  -------
  Net tangible book value per share after
offering
                                                1.02     1.40      1.69    1.92
                                              ------    -----     ----- -------
  Dilution to the new stockholders           $ 2.98     $ 2.60   $ 2.31   $ 2.08
                                            ======      ======    ======  =====


     The following Tables 5a through 5d present the relative share purchases, percentage of equity ownership in Choice Waste System Holdings, Inc., percent of total capital invested, and the average cost per share to the owners after giving effect to the sale of 25%, 50%, 75% and 100% respectively of the Common Stock offered hereby:

     Table 5a
     At 25% Sale:
     ------------
                                                  Percentage of
                                 Percentage of   Total Capital Average Price Per
                      Shares    Equity Ownership    Invested              Share
    Shareholders    Purchased

    New              750,000         14.3%             55.8%               $4.00
    Current        4,497,975         85.7%             44.2%               $ .53


     Table 5b
     At 50% Sale:
     -----------
                                               Percentage of
                                Percentage of   Total Capital  Average Price Per
                     Shares   Equity Ownership      Invested              Share
    Shareholders   Purchased

    New           1,500,000        25.0%           71.6%               $4.00
    Current       4,497,975        75.0%            28.4%               $ .53

     Table 5c
     At 75% Sale:
     -----------
                                               Percentage of
                               Percentage of  Total Capital    Average Price Per
                  Shares      Equity Ownership    Invested              Share
    Shareholders  Purchased

    New          2,250,000         33.3%          79.1%               $4.00
    Current      4,497,975         66.7%           20.9%               $ .53

     Table 5d
     At 100% Sale:
     ------------
                                                 Percentage of
                                Percentage of   Total Capital  Average Price Per
                   Shares      Equity Ownership     Invested              Share
    Shareholders   Purchased

    New           3,000,000         40.0%                 83.7%           $4.00
    Current       4,497,975         60.0%                 16.3%           $ .53

                                         PRICE RANGE OF SECURITIES

Choice Waste System Holdings, Inc.'s common stock is not listed or quoted at the present time, and there is no present public market for CWSH's common stock. The offering price of $4.00 per share was arbitrarily set by management. We are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the common stock will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotation as to the price of our securities.

                                                 DIVIDEND POLICY

Choice Waste System Holdings, Inc. has not paid any dividends on its Common Stock. For the foreseeable future following the Offering, CWSH anticipates that all earnings, if any, which may be generated from operations will be used to finance the growth of CWSH and that cash dividends will not be paid to holders of the Common Stock.

                                            PLAN OF DISTRIBUTION

We are offering to sell up to 3,000,000 shares of our common stock at a price of $4.00 per share. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officer/director Willis Cowdell. We have not retained any underwriters, brokers or dealers to sell the shares for us.

The Offering

We offer the right to subscribe for up to 3,000,000 shares at $4.00 per share. We are offering the shares directly on a no minimum, best efforts basis. Therefore, there is no minimum number of shares which we need to sell in order to complete the offering. Proceeds from the offering will not be kept in an escrow account during the offering period. Rather, such proceeds will be used by us as we receive them.

No compensation is to be paid to any person for the offer and sale of the shares. Our president may distribute prospectuses related to this offering. We estimate that approximately 100 copies of this prospectus will be distributed by him. He intends to distribute prospectuses to acquaintances, friends and business associates.

As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker is retained by us, an amendment to our registration statement will be filed.

We may reimburse our officers and directors for expenses incurred in connection with the offer and sale of these Shares. Our officer/ director is relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

-        He must not be subject to a statutory disqualification;
- He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transaction;
-        He must not be an associated person of a broker-dealer;
- He must restrict participation to transactions involving offers and sale of the Shares; - He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
- He must restrict participation to written communications or responses to inquiries of potential purchasers.

Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Although they are not prohibited from purchasing share in the offering, our officers and directors have no current plans to do so. Should they purchase, there will be no limitations on the amount they can purchase and their purchases will be on the same terms as public investors with a view to investment, not resale. Affiliates have no plans to purchase shares in this offering, although they are not prohibited from doing so, and should they participate, they would be subject to the same terms as public investors.

Method of Subscribing

You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $4.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Choice Waste System Holdings, Inc." and delivered to us at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration of the Offering

This offering will expire two years from the initial effective date of the offering. Management its discretion may end the offering any time before the specified date.

                                             Legal Proceedings

Choice Waste System Holdings, Inc. is not currently involved in any legal proceedings and is not aware of any pending or potential legal action.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of Choice Waste System Holdings, Inc.
(CWSH) serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officer(s), key employee(s), and director(s) of Choice Waste System Holdings, Inc. are:

Name                                        Age               Position

Willis Cowdell                      42               President, CEO, Director
163 Osprey Ridge
Port St. Lucie, FL 34984

Gary Griffith                       35               Treasurer, Director
609 SW St. Thomas Cove
Port St. Lucie, FL  34986


Management

Willis Cowdell, President and CEO of Choice Waste System Holdings, Inc., is directly responsible for the development of the Company - from concept to current operation. He manages everything from sales/marketing, public relations, and contract negotiations to general operations and planning, including job costing, accounting and projections. In addition he approves all financial obligations, directs and coordinates financial programs to provide funding, sets standards and monitors overall performance of the Company in terms of sales goals, market share and profitability. Mr. Cowdell was instrumental in completing the acquisition of four companies that now comprise the subsidiaries of CWSH: Choice Sanitary Services of Florida, Inc., American Waste, LLC., T & W Lakeside, Inc., and Choice Sanitation, LLC. His focus remains to work to maintain the "link" of all business activities and employees to the corporate mission.

Prior to acquisition, Mr. Cowdell was a participating owner in four of the subsidiaries (see also Stock Ownership Table in the Capitalization Section of this Prospectus):

Choice Sanitation, LLC - President and Founder - 50% owner Choice Sanitary Services of Florida, Inc.
 President and Founder - 75% owner
American Waste, LLC - President and Founder - 50% owner T & W Lakeside, Inc. - President and Founder - 25% owner

From 1997 to December 2002 Mr. Cowdell was President and Owner of Choice Sanitation LLC, of Port St. Lucie, Florida, responsible for all activities involved in the operation of the sanitation and recycling company and for expanding the company to completely dominate the St. Lucie County market, establishing it as a profitable $4 million corporation.

From 1995 to 1997 Mr. Cowdell was General Manager of Kimmins Recycling Corp. in Ft. Pierce, Florida and prior to that he was with Industrial Waste Services in Orlando, Florida.

Gary Griffith. Comptroller/Treasurer. Responsible for all fiscal operations, manages working capital including receivables, inventory and cash. Mr. Griffith performs financial forecasting including capital budget and cash budget, prepares financial analyses of operations and income, expense and earnings reports. In addition he arranges for and coordinates required audits. Mr. Griffith was employed by Choice Sanitation, LLC as Comptroller from August 2002 until its acquisition by the Company in November of 2002. Prior to that he served as Comptroller for Indian Hills Golf and Country Club in Ft. Pierce Florida from May 1994 until August 2002.



                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

a. The following Table 6 sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of Common Stock by each person known by Choice Waste System Holdings, Inc. to be the owner of more than 5% of the outstanding shares of Common Stock.

                                                     Table 6
                                                     -------
                                                    Shares
                                                   Beneficially         Percent
     Name and Address of Beneficial Owner          Owned                Of Class
     ------------------------------------        ------------         ---------

     Willis Cowdell
     163 Osprey Ridge
     Port St. Lucie, FL  34984                         3,000,000       67%

     Tim Schweizer
     1600 New Hampshire Street
     Orlando, FL  32803                                     997,253       22%


b. The following Table 7 sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of common stock by all directors and executive officers, individually and as a group.

                                                  Table 7
                                                  -------

                                                        Shares
Name and Address                                      Beneficially       Percent
 of Beneficial Owner                     Title          Owned           Of Class
---------------------                    ------      ------------       --------

Willis Cowdell
163 Osprey Ridge                       President          3,000,000         67%
Port St. Lucie, FL  34984

Gary Griffith                          Treasurer             20,000        < 1%
609 SW St. Thomas Cove
Port St. Lucie, FL  34986

All Officers & Directors as a Group (2)
                                                         3,020,000         67%



Unless otherwise noted, the persons named in the tables have sole voting and investment power with respect to all Shares beneficially owned by them. No person named in the tables is acting as nominee for any persons or is otherwise under the control of any person or group of persons. Tables are based on current outstanding shares of two million. Percentages have been rounded.




Promoters

Listed below is information relating to promoters of Choice Waste System Holdings, Inc. and their subsidiaries as defined in Rule 405 of Regulation C. This information may also be found in the "Stock Ownership" Table in the Capitalization section of this prospectus.

Table 8
-------------
Company                       Promoter(s)                % of Stock Owned
-------                       -----------                ----------------
                                                              (1)        (2)
Choice Waste
System Holdings, Inc.         Will Cowdell                     100%       66.7%

Choice Sanitation,LLC         Will Cowdell                  50%
                                       Tim Schweizer            50%       22.2%

American Waste, LLC           Will Cowdell              50%
                                       Todd McDorman              50%       3.3%

Choice Sanitary Services
Of Florida, Inc.              Will Cowdell                      75%
                         Taylor Group              25%                  1.0%

T & W Lakeside, Inc.          Will Cowdell                      25%
                         Taylor Group              75%       1.0%
-------------------
(1) This column represents ownership in the company or subsidiary prior to the acquisition of 11/25/02
(2) This column represents ownership in Choice Waste System Holdings, Inc. following the acquisitions of 11/25/02; in Mr. Cowdell's case, 66.7% equals the total ownership of shares he holds following all listed mergers.

DESCRIPTION OF SECURITIES

The authorized capital stock of Choice Waste System Holdings, Inc. consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 4,497,975 shares of Common Stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Choice Waste System Holdings, Inc.'s directors. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of CWSH available for distribution to such holders upon liquidation.

The common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

                                            EXPERTS AND COUNSEL

Our financial statements at December 31, 2002 appearing in this Prospectus and in the registration statement have been prepared by Earl M. Cohen, CPA, of Earl
M. Cohen, CPA, PA, Boca Raton, Florida, independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

We have retained attorney Ledyard DeWees to issue an opinion as to the validity of Choice Waste System Holdings, Inc.'s securities issued under this registration statement. His opinion and consent have been incorporated as an exhibit to this prospectus. Mr. DeWees has been retained for a flat fee to issue his opinion and will not receive any other compensation in connection with this offering. Mr. DeWees is not connected with CSWH as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. Other than Mr. DeWees' services in issuing his opinion on the validity of the issuance of our securities, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Choice Waste System Holdings, Inc. pursuant to the foregoing provisions, or otherwise, CWSH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CWSH of expenses incurred or paid by a director, officer or controlling person of CWSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CWSH will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  ORGANIZATION WITHIN THE PAST FIVE YEARS

Choice Waste System Holdings, Inc. (CWSH) was incorporated in Florida on September 18, 2002 for the purpose of acquiring subsidiaries related to the sanitation, trash and recycling industry. In November 2002 CWSH acquired the companies identified below. The operations of each company are summarized separately in later on in this section.

The acquisitions of Choice Sanitary Services of Florida, Inc., T & W Lakeside, Inc., Choice Sanitation LLC, and American Waste LLC were completed by Will Cowdell and the respective shareholders of the acquired companies. Will Cowdell was a substantial shareholder in each company and managed the day to day operations of each company. The transaction that consolidated these companies into CWSH presented an opportunity to create increased value by operating as a single company as opposed to operating each company independently. Economies of scale in purchasing, fuel costs, vehicle operators, administration and capital provide increased profitability. Each shareholder initially invested in the respective company because of the potential growth opportunities within the CWSH family of companies, under the management of Will Cowdell. Merging these companies provides for these economies. Each shareholder was presented a proposed acquisition value, which was subsequently converted to CWSH common stock at $2.25 per share.

The acquisition values were determined largely by considering the business model, length of operations, revenues and profitability, outstanding debt and capital contributions.

Choice Sanitary Services of Florida, Inc.
-----------------------------------------
Choice Sanitary Services of Florida, Inc. has been operating since December 2000. Revenues for the twelve months ended December 31, 2001 and the eleven months ended November 30, 2002 were approximately $80,000 and $270,000 respectively. During these same periods, Choice Sanitary had operating loss of approximately $11,000 and operating income of $16,000. At November 2002, Choice Sanitary had outstanding equipment debt of approximately $270,000. Considering the level of profitability and outstanding debt, an equity value of $70,000 was determined and split 75/25 between Will Cowdell and the Taylor Group.

American Waste LLC
-------------------
American Waste LLC has been operating since March 2002. Revenues for the months ended November 30, 2002 were approximately $270,000. During this same period, American Waste had an operating income of approximately $30,000. Considering the level of profitability and outstanding debt, an equity value of $80,000 was determined and split 50/50 between Will Cowdell and Tod McDorman.

T & W Lakeside, Inc.
--------------------
T * W Lakeside, Inc. has been operating since January 2002. Revenues for the eleven months ended November 30, 2002 were approximately $45,000. During this same period, T & W had operating income of $30,000. At November 2002, T & W had no outstanding equipment debt and virtually no capital investment. Considering the level of profitability and risk associated with T & W operations, and that the Taylor Group owns the property on which T & W operates, an equity value of$80,000 was determined and split 25/75 between Will Cowdell and the Taylor Group.

Choice Sanitation LLC
---------------------
Choice Sanitation LLC has been operating since August 1997 and has consistently experienced growth in revenues and profitability while supporting the development and growth of Choice Sanitary Services, American Waste and T & W Lakeside. Revenues for the twelve months ended December 31, 2001 and November 30, 2002 were approximately $3,370,000 and $3,000,000 respectively. During these same periods, Choice Sanitation had an operating income of $236,000 and an operating loss of $218,000, respectively. At November 2002, Choice Sanitation had outstanding equipment debt of approximately $1 million. Considering the level of profitability and outstanding debt, the maturity of the business model and capital contributions and personal guarantees by Messers Cowdell and Schweizer, an equity value of $6,743,000 was determined and split 50/50 between Will Cowdell and Tim Schweizer. Notes issued by Choice Sanitation to Mr. Schweizer and the conversion to stock are quantified on page 46 of this document.

Each partner received restricted stock in Choice Waste System Holdings, Inc. in exchange for their share of the business. Below is a breakdown of the terms of each acquisition. Copies of the Acquisition Agreements are included as Exhibits
21.1 -21.5.

Acquisition                                             CWSH (1)         Value
        Date           Company Acquired                 shares     @ $2.25/share
-----------            ----------------                ---------   ------------

11/25/02       Choice Sanitary Services of Florida,     31,111          $70,000
                  Inc.
                         ---------------------
                                        Will Cowdell      75%       -----------
                                        Taylor Group      25%            23,333
                                                                          7,778

11/25/02           T & W Lakeside, Inc.                 35,556          $80,000
                         ---------------------                      ----------
                                        Will Cowdell      25%              8,889
                                        Taylor Group      75%             26,667

11/27/02          Choice Sanitation LLC              2,997,253        $6,743,820
                         ---------------------                       -----------
                                        Will Cowdell      50%          1,498,626
                                        Tim Schweizer     50%          1,498,627

11/29/02           American Waste LLC                  35,556           $80,000
                         ---------------------                      -----------
                                        Will Cowdell      50%            17,778
                                        Todd McDorman     50%            17,778
(1)      Choice Waste System Holdings, Inc.

The values set forth in the table above were converted to CWSH common stock by dividing the individual company value by $2.25 per share. The value of $2.25 per share was established based on other prior private investments in CWSH and a reasonable expectation of the value of CWSH's combined operations going forward.

Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.


                                                  BUSINESS

Choice Waste System Holdings, Inc.'s subsidiaries are in the business of hauling garbage, recycling and reclaimed materials.

Our operations unit is located at 1150 Bell Avenue in Ft. Pierce, Florida. This consists of a 20,000 square foot operations building on a 2.7 acre equipment yard. Also housed on the property is our mechanic's shop and garage. This facility is where all of our operations equipment and trucks are housed, as well as our dispatch and operations center. Our operations are computer-integrated from department to department throughout. Our corporate offices are located at 760 S.E. Port St. Lucie Boulevard in Port St. Lucie, Florida. Leases for both facilities are included as Exhibits 10.3 and 10.4.

The majority of CWSH's business (through subsidiaries, Choice Sanitation LLC and American Waste LLC) is related to roll-off container business. CWSH's current inventory of roll-off containers is 1400 rented out at an average fee of $200.00 per month; and we have 12 roll-off trucks.

Roll-off Containers.
--------------------
A roll-off container or "dumpster" is a 10 to 20-foot long open-top container used for disposal of large construction waste. A roll-off container may also be used for municipal solid waste from commercial and residential customers. The containers are delivered, picked up and dumped out by a specialized roll-off truck. Placement of roll-off containers is by contract at preset standard rates charged for delivery, rental, hauling, landfill disposal, etc. A copy of the blank service contract is attached as Exhibit 99.1.

Waste Depositories.
-------------------
Choice Waste System Holdings, Inc. has franchise agreements with both St. Lucie County, Florida and Martin County, Florida for solid waste and recyclable materials collection service. The terms of the agreements are summarized below. (Franchise Agreements are attached as Exhibits 10.1 and 10.2)

Non-Exclusive Commercial Solid Waste and Recyclable Materials Collection Service Agreement, St. Lucie County, Florida (Includes city of Ft. Pierce, Florida) Hauler - Choice Sanitation, Inc.
         -------------------------------------------------------------
         Provides for:
- Solid waste collection service and recyclable materials collection service to commercial property - Solid waste collection service and recyclable materials collection service to residential property - Contractor generated waste service
- Specifically excludes hauling of hazardous waste
         Term of Agreement: Annually renewable.  Begin date October 1999
         County Provides:
-        Provides or approves solid waste disposal facility Hauler Agrees to:
-        Pay disposal charges
-        Submit point-of-origin reports to County quarterly
- Enter into agreement with each customer as to level and type of service - Comply with county regulations in regard to suspension of service - Post a surety bond in the amount of $51,000 - Provide recyclable material collection in conjunction with regular service - Provide recycling bins - Process and market recyclable materials - Bill, collect and process payments from customers - Pay County 4% franchise fee, monthly in arrears - Be subject to performance failure penalties levied by the County - Provide employees Worker's Compensation Insurance - Maintain liability insurance

Non-Exclusive Franchise Agreement for Construction and Demolition Debris, Martin County,Florida Hauler: Choice Sanitation, Inc.
         --------------------------------------------------------------
         Provides for:
-        Collection and transport of construction and demolition debris in the unincorporated areas of
                  Martin County, Florida
- Collect construction and demolition debris in roll-off containers or other commercial containers that are equal to or less than ten cubic yards in size
         Term of Agreement: Begin date January 12, 1999. Renewable annually. Hauler Agrees to:
- Collect and transport between the hours of 7AM and 8PM Monday through Saturday
- Train employees, mark trucks, identify drivers, and generally comply with proper transport protocol (containers must be covered during transport)
-        Provide County with a list of vehicles and tag numbers for each
- Dispose/process solid waste at a duly licensed and permitted solid waste management facility - Pay a 5% franchise fee quarterly (on gross collected revenues) - Provide monthly reports identifying gross revenues collected - Provide employees Worker's Compensation Insurance - Maintain liability insurance


Lake Fill Property
------------------
Subsidiary T & W Lakeside provides a property for lake-fill reclamation where reclaimed materials can be dumped. The property is leased by T & W Lakeside (lessee) from shareholder James Taylor (lessor) on a month to month basis for $200 a month plus applicable taxes. The property is to be used for a storage and dump facility. A copy of the lease agreement for the lake property is attached as Exhibit 10.7. At present the lakes have been filled to 10% of capacity and based on the current and anticipated fill rate, management estimates that it will take approximately twenty years to fill the lakes to capacity.

Portable Toilets
----------------
Our subsidiary, Choice Sanitary Services of Florida, Inc., is a portable toilet business, and rents primarily to construction sites in our service area in Martin, St. Lucie and Indian River Counties.

Customers

Choice Waste System Holdings, Inc., through its subsidiaries, serves residential, commercial and construction customers. Services to residential customers are provided on a month to month contract basis; large residential homeowner contracts (one billing for a whole neighborhood) are 3 to 5 year contracts. The majority of our commercial customers are under five-year contracts, though some may have a shorter-term contract. Construction contracts are written for specific construction projects and are enforceable through the end of the project.

Growth and Expansion Plan

Management believes the time is right to expand operations into Palm Beach, Broward, and Brevard Counties while continuing to rely on our established operations and associations in Martin, St. Lucie and Indian River Counties.

The following table shows growth trends in Palm Beach, Broward and Brevard Counties from 1990 to 2000 (Source: www.censuscope.org).

                                              Populaton Growth
                                                 1990-2000

        Florida County               1990           2000                % Change
        ---------------------       -----------  -----------           --------

        Palm Beach                863,518           1,131,184            +31.0%
        Broward                  1,255,488           1,623,018           +29.3%
        Brevard                   398,978             476,230            +19.4%

The numbers clearly reveal a population increase in these counties well above the norm (13% for 1990-2000 according to Censuscope)and because of the growth rate of the areas, management believes the current sanitation service providers are struggling to keep up with demand.

                                     THE INDUSTRY AND MARKET IN GENERAL

Choice Waste System Holdings, Inc.'s president, Will Cowdell, has 15 years of experience in the waste industry. His experience and knowledge of the market has enabled management to identify three mega trends that affect the garbage/recycling industry:
(Source: Wastenews.com)

- The production of per capita Municipal Solid Waste (MSW) per capital continues to rise at an astounding rate - from 2.7 pounds per person per day in 1960 to 4.6 pounds in 1999.
- Population has been increasing rapidly to more than 6 billion worldwide, more than a quarter-billion in the U.S. and in excess of 16 million in Florida. People produce garbage, directly and indirectly, in the process of working, living and being entertained. That means, that when people are on vacation, the result is approximately the same MSW being produced in South Florida as would have been produced at home.
- Construction is growing even faster than the increased population would indicate. In the Treasure Coast people are building bigger single-family houses. They are building Florida retirement homes, and in turn, more hotels, restaurants, shops and malls are being built.

              Management believes this construction boom is driven by retiring baby boomers and low interest rates and shows no sign of slowing.

Current Market - St. Lucie County, Martin County, Indian River County

The waste industry in our current market is considered a full-service market. This means not only Choice Waste System Holdings, Inc., but some of its competitors are full service providers. (See "Competition" Section).

A full service provider is defined as a company who provides:

-        Residential garbage and yard waste removal - door to door
- Commercial waste pickup at commercial businesses such as restaurants, malls, office buildings, etc. - either by mechanical means or hand pickup
- Roll-off service. The rental, hauling and removal of large debris removal containers as small as 10 feet long and 4 feet tall (a 10 yard can) to as large as 20 feet long and 7 feet tall (a 50 yard can). Commercial job site contractors and residential building site contractors use the container for disposal/removal of debris on the site. The container is picked up and replace with an empty container by mechanical means.
- Residential and commercial recycling of cardboard, newspaper, office paper, plastic, glass, aluminum, metal, etc. These products are picked up either by mechanical means or hand pickup and transported to a facility that processes them for re-use.


Target Markets for Expansion - Palm Beach, Broward and Brevard Counties

Management has identified Palm Beach, Broward and Brevard Counties for expansion. These areas are also full service markets. It is management's opinion, based on their experience and trend analyses, that the markets are growing faster than the ability of current sanitation companies to serve them.

                                                 OperationS

MANAGEMENT'S PLAN OF OPERATIONS AND DISCUSSTION AND ANALYSIS

The acquisition by CWSH of Choice Sanitary Services of Florida, Inc., T & W Lakeside, Inc., Choice Sanitation LLC and American Waste LLC were completed by CWSH and the respective shareholders of the acquired companies. The transaction that consolidated these companies into CWSH presented an opportunity to create increased value by operating as a single company as opposed to operating each company independently. Management believes economies of scale in purchasing, fuel costs, vehicle operators, administration and capital result in increased profitability. Management feels that the combined companies operating under the Choice Waste System Holdings, Inc. corporate umbrella will provide the basis for enlarging our service areas and customer base and improving profitability.

CWSH President and CEO, Will Cowdell, will manage the operations of the subsidiaries to assure they all share the same goals and corporate vision. The company believes that the customers that have brought success for each company in the past will be maintained as the company grows. It is CWSH's policy that all customers, new and old, are assured superior service, excellent pricing, and are provided the added societal benefit of choosing recycling and reclamation.

Management believes that corporate growth can be achieved by:

Customer/Employee Relations
---------------------------

-        maintaining a customer-oriented business
-        utilizing quality control measures to assure quality and safety
-        maintaining employee satisfaction
- valuing our best quality drivers - our drivers are the face of the business to the customers - promoting customer relations on all levels - maintaining information system to securely coordinate and integrate expanded information needs


Product Availability / Marketing
--------------------------------

-        obtaining funding for increased and sufficient product inventory
- integrating relating products, such as containers and portable toilets on jobsites
-        targeting and entering new markets

Acquisition of Companies
------------------------

- seeking and acquiring qualified operating companies to complement our current stable of service subsidiaries

Management believes operating income will provide the necessary cash requirements for the next twelve months without having to raise additional funds. Listed below is a brief description of each subsidiary, its operating history, and management's plan for its expansion, including equipment purchases, if any. Management anticipates adding approximately 25 employees over the next twelve months to facilitate growth.

Subsidiaries:
------------
Choice Sanitary Services of Florida, Inc. (a Florida Corporation)
("Choice Sanitary Services")
-----------------------------------------------------------------
Choice Sanitary Services has been in business in South Florida since December 12, 2000. Choice Sanitary Services provides portable toilets to customers in Indian River, St. Lucie, Okeechobee and Martin Counties. Currently 95% of the company's toilet inventory is rented out. Choice Sanitary Services plans to expand into South Florida counties of Palm Beach, Broward, Dade, Brevard and possibly other Southern Florida counties. We plan to add 2000 toilets and six to eight new trucks over the next twelve months. During the twelve months ending December 31, 2001 and 2002, Choice Sanitary Services recorded revenue of $74,689 and $312,754 respectively. Operating (loss) and income for the same period was $(10,772) and $15,786 respectively, and reflects the high start-up costs associated with developing this business line during 2001. See Tables 11 (MD&A2) and 12 (MD&A3) below for additional operating data.

American Waste LLC (a Florida Limited Liability Company) ("American Waste")
--------------------------------------------------------
American Waste provides roll-off hauling for construction and demolition, industrial and commercial jobs and cardboard and steel hauling. Headquartered in St. Lucie County, American Waste has served South Florida since March 4, 2002. Service areas include Indian River, St. Lucie and Martin Counties. The Company plans to expand its services to serve additional target areas in Indian River, Brevard, Okeechobee and Volusia counties. During the ten months ending December 31, 2002, American Waste recorded revenues of $294,045. Operating income for the same period was $35,050. During 2002 certain operating and general and administrative functions were performed by Choice Sanitation. See Table 12 (MD&A3) below for additional operating data.

T & W Lakeside, Inc.  (a Florida Corporation) ("T&W")
---------------------------------------------
T & W Lakeside holds a long-term lease agreement to fill two five-acre lakes. It is the only concrete fill site in St.Lucie County. It currently accepts concrete and clean fill and is filling a lake that was once an old sand pit. T & W has been operating since January 2002. During the twelve months ending December 31, 2002, T & W recorded revenues of $47,430. Operating income for the same period was $30,539 and reflects the low cost basis of operating this business while certain operating and general and administrative functions were performed by Choice Sanitation. See Table 12 (MD&A3) below for additional operating data.

Choice Sanitation LLC (a Florida Limited Liability Company)("Choice Sanitation")
-----------------------------------------------------------
Choice Sanitation LLC began operations in August 1997, operating from Port St. Lucie, Florida, and currently dominates the container trash and recycling business in St. Lucie, Martin and Indian River Counties. Choice Sanitation LLC offers superior customer service, including 24-hour turnaround to empty a full container, and excellent pricing and has attained profitability. Currently Choice Sanitation LLC has approximately 20 employees and owns and operates 12 trucks and more than 1400 containers. Choice Sanitation intends to expand the container business in the current markets and into Palm Beach and Brevard Counties with an aggressive sales campaign. During the twelve months ending December 31, 2001 and 2002, Choice Sanitation LLC recorded revenues of $3,369,881 and $3,378,708 respectively. Operating income (loss) for the same periods was $235,537 and $(217,987) respectively. The loss in 2002 reflects certain operating and general and administration functions that were performed by Choice Sanitation for Choice Sanitary, American Waste and T & W, and an increase in general and administration expense in developing new business lines and markets and expenses related to CWSH filing a registration statement for becoming a "public company". See Tables 10, 11 and 12 (MD&A 1,2,3) below for additional operating data.

For information purposes Management has included Table 13 (MD&A4) that reflects operating activity for the 4-month period ending April 30, 2003.

Management's plan is to expand operations into several target markets, starting with Palm Beach, Broward, Dade and Indian River counties. This expansion will begin after the offering is completed and when the funds are available. The success of CWSH's offering will determine the amount of expansion costs it will be able to expend. Should CWSH sell less than the offered shares, expansion plans and equipment purchases would be reduced accordingly. Management plans to use the information provided in the tables in the "Use of Proceeds" Section (page 10) as a guide for allocation of funds. Such expansion may include additional transportation and collection operations, staging areas or transfer stations where smaller volumes of solid waste are consolidated into larger volumes for further transportation and more economic disposal options, additional office staff and truck operators, and satellite office and garage locations for vehicle storage and overnight vehicle parking.

CWSH plans to actively pursue acquisition candidates to better facilitate service to existing and targeted service areas. Management believes that acquiring good operating companies with a proven track record and quality management would be a cost effective way to ensure growth. The Company has identified acquisition opportunities but has not entered any definitive agreements to acquire any acquisition candidates.

Management has allocated a portion of the proceeds of this offering for costs relating to expansion, namely, Acquisition and Development Costs. We will proceed with our expansion plans to achieve our goal of becoming the dominant waste service provider in our current and targeted markets.

Table 10
--------
                                                Table MD&A 1
                                               -------------
                                     Choice Waste System Holdings, Inc.
                                    Consolidated Statement of Operations
                                  For the 12 Month Period Ended 12/31/2000

                                                                Choice
                           Choice Sanitation    American Waste  Sanitary       T & W         Holding      Consoli-dated
                           ==========           ========        Services       Lakeside      Company      =========
                                                                ========       ========      =======
Revenues
--------
Total Revenues
                           $2,761,892                                                                              $2,761,892

Expenses
--------
Cost of Sales
Operating
 Expenses                   1,905,502                                                                               1,905,502
Depreciation                  289,762                                                                                 289,762
                           ----------           --------        -------        --------      -------               ----------
Total Op. Exp.              2,195,264               0               0              0             0                  2,195,264

Gross Profit                  476,628               0               0              0             0                    476,628
                           ----------           --------        -------        --------      -------               ----------
                                17.8%                                                                                   17.8%

Total G & A
 Expenses                     576,873                                                                                 576,873

                                21.6%                                                                                   21.6%
--------------             ----------           --------        --------       --------      -------               ----------

Operating
 Income                         (100,245)           0               0              0             0                  (100,245)

                                -3.8%                                                                           -3.8%
Interest
 Expense                      334,252                                                                                 334,252
Other Income                   38,208               0               0              0             0                     38,208
                           ----------           --------        --------       --------      -------               ----------
Income Before
 Taxes                          (396,289)           0               0              0             0                  (396,289)

Income Taxes                      0                 0               0              0             0                          0
                           ------------         --------        --------       --------      -------              -----------

Net Income                  $(396,289)             $0             $0              $0            $0                 $(396,289)
                           ============         ========        ========       ========      =======              ===========

Table 11
--------
                                                Table MD&A 2
                                               -------------
                                     Choice Waste System Holdings, Inc.
                                    Consolidated Statement of Operations
                                  For the 12 Month Period Ended 12/31/2001

                                                               Choice
                          Choice Sanitation     American       Sanitary        T & W         Holding      Consoli-dated
                          ==========            Waste          Services        Lakeside      Company      =========
                                                ========       ========        ========      =======
Revenues
--------
Total Revenues                      $3,250,242                        $79,688                                      $3,329,930
                                    ----------                        -------                                      ----------

Expenses
--------
Cost of Sales
Operating
 Expenses                            2,221,800                         44,617                                       2,266,417
Depreciation                           280,403                         18,929                                         299,332
                                    ----------  --------              -------  --------      -------               ----------
Total Op. Exp.                       2,502,203      0                  65,546      0             0                  2,565,749

Gross Profit                           748,039      0                  16,142      0             0                    764,181
                                    ----------  --------              -------  --------      -------               ----------
                                         23.0%                          20.3%                                           22.9%

Total G & A
 Expenses                              672,490                         39,635                                         712,125

                                         20.7%                          49.7%                                           21.4%
--------------                      ----------  --------             --------  --------      -------               ----------

Operating
 Income                                 75,549      0                (23,493)      0             0                     52,056

                                          2.3%                         -29.5%                                            1.6%
Interest
 Expense                               230,623                          8,163                                         238,786
Other Income                             5,184      0                       0      0             0                      5,184
                                    ----------  --------             --------  --------      -------               ----------
Income Before                        (149,890)
 Taxes                                              0                (31,656)      0             0                  (181,546)

Income Taxes                                 0      0                       0      0             0                          0
                                  ------------  --------             --------  --------      -------              -----------
Net Income                          $(149,890)     $0               $(31,656)     $0            $0                 $(181,546)
                                  ============  ========             ========  ========      =======              ===========


Table 12
--------
                                                Table MD&A 3
                                               --------------
                                     Choice Waste System Holdings, Inc.
                                    Consolidated Statement of Operations
                                  For the 12 Month Period Ended 12/31/2002

                                                             Choice
                         Choice Sanitation    American       Sanitary        T & W          Holding        Consoli-dated
                         ==========           Waste          Services        Lakeside       Company        =========
                                              ========       ========        ========       =======
Revenues
--------
Total Revenues
                         $3,378,708           $294,045       $312,754        $47,430        $  0           $4,032,937

Expenses
--------
Cost of Sales
Operating
 Expenses                 2,414,550            165,613        128,387            0             0            2,708,550
Depreciation                304,533             20,899         51,785            0             0              377,217
                         ----------           --------       -------         --------       -------        ----------
Total Op. Exp.            2,719,083            186,512        180,172            0             0            3,085,767

Gross Profit                659,625            107,533        132,582         47,430           0              947,170
                         ----------           --------       -------         --------       -------        ----------
                              19.5%              36.6%         42.4%           100%                             23.5%

Total G & A
 Expenses                   877,612             72,483        116,796         16,891        37,924          1,121,706

                              26.0%              24.7%         37.3%           35.6%                            27.8%
-------------            ----------           --------       --------        --------       -------        ----------

Operating
 Income                    (217,987)            35,050         15,786         30,539        (37,924)         (174,536)

                              -6.5%              11.9%          5.0%           64.4%                            -4.3%
Interest
 Expense                    268,749             11,385        30,270                                          310,404
Other Income                  5,051               0              0               0              0               5,051
                         ----------           --------       --------        --------       -------         ----------
Income Before
 Taxes                     (481,685)            23,665       (14,484)         30,539        (37,924)         (479,889)

Income Taxes                 0                    0              0               0              0               0
                         ------------         --------       --------        --------       -------        -----------
Net Income                $(481,685)           $23,665       $(14,484)       $30,539        $(37,924)       $(479,889)
                         ============         ========       ========        ========       =======        ==========

Table 13
--------
                                                Table MD&A 4
                                              ---------------
                                     Choice Waste System Holdings, Inc.
                                    Consolidated Statement of Operations
                                   For the 4 Month Period Ended 4/30/2003

                                                              Choice
                         Choice Sanitation    American Waste  Sanitary       T & W          Holding        Consoli-dated
                         ==========           ========        Services       Lakeside       Company        =========
                                                              ========       ========       =======
Revenues
--------
Total Revenues
                         $1,256,388           $258,647        $182,903       $12,289        $  0           $1,710,227

Expenses
--------
Cost of Sales
Operating
 Expenses                   815,073            153,577          67,398           0             0            1,036,048
Depreciation                120,665             21,676          28,115           0             0              170,456
                         ----------           --------        -------        --------       -------        ----------
Total Op. Exp.              935,738            175,253          95,513           0             0            1,206,504

Gross Profit                320,650             83,394          87,390        12,289           0              503,273
                         ----------           --------        -------        --------       -------        ----------
                              25.5%              32.2%           47.8%         100%                             29.5%

Total G & A
 Expenses                   230,253             48,476          53,281         5,960         63,091           401,061

                              18.3%              18.7%           29.1%         48.5%                            23.5%
-------------            ----------           --------        --------       --------       -------        ----------
Operating
 Income                      90,397             34,918          34,109         6,329        (63,091)          102,662

                               7.2%              13.5%           18.6%         51.5%                             6.0%
Interest
 Expense                     37,033              9,878          16,312             0            0              63,223
Other Income                      0                  0               0             0            0                   0
                         ----------           --------        --------       --------       -------        ----------
Income Before
 Taxes                       53,364             25,040          17,797         6,329        (63,091)           39,439

Income Taxes                      0                  0               0           0                0                 0
                         ------------         --------        --------       --------       -------        -----------
Net Income                 $ 53,364            $25,040        $ 17,797       $ 6,329        $(63,091)       $  39,439
                         ============         ========        ========       ========       =======         ==========


                                            SALES AND MARKETING

Choice Waste System Holdings, Inc. provides valuable services to the community, commercial clients, residential clients, builders and contractors. CWSH's marketing strategy is to expand into adjacent counties and take a larger share of that market by providing not only better, more affordable service than the current competitors offer, but also the added benefit of integrated services (such as containers from Choice Sanitation LLC combined with portable toilets from Choice Sanitary Services).

Marketing Strategy
------------------

Choice Waste System Holdings, Inc. will focus on the following approaches in marketing:

-        Expand and maintain current markets of the Treasure Coast
- Expand into new areas by promoting that business to existing clients who have a multi-county presence
- Aggressively sell to expand the roll-off container services to new customers in target areas - Assure availability of product and maintain customer service excellence - Develop lifetime customers

CWSH's initial focus for new business will be new construction in the targeted counties. CWSH will utilize county records to monitor applications for permits and areas where land is being prepared for construction. Local builders and builders' trade associations are candidates for advertising and promotions. Management will join and be an active member of the major builders' association in each area.

However, the best possible sales approach is to simply go to the job sites. Offering a great competitive deal can even motivate a builder to pull the existing company's container and replace it with a CHOICE container. Our experience has proven that an on-site contractor/builder will always take a CWSH container when the price is less than they were intending to pay. Our drivers will continually be on the lookout for opportunities and will stop to initiate a sale or radio it in. CWSH's reputation for exemplary service and pricing should allow us to quickly attain new customers especially among those larger construction customers that we've served in the past. And now we have the ability to also provide onsite portable toilets.

Other types of customers to be targeted are commercial scheduled garbage collection and residential scheduled garbage collection.

Benefits to all Choice Waste System Holdings, Inc. customers:

-        exemplary service and competitive pricing
-        recycling is available
-        reclamation materials can become lake fill (at lower cost)
-        portable toilets for those who need them

Positioning and Pricing
-----------------------

Low prices will be a major incentive to maintain and attract customers, probably at a discounted rate for an interim period. This will give the customer a chance to experience better service before restoring normal pricing.

Management believes low prices are a quick way to get customers and sound pricing and good customer service is the way to keep them. Since the primary competition is from the national competitors who have high overhead, it is relatively easy for CWSH to charge a lower price and still make a profit. The combination of low introductory pricing, excellent service and convenience provides CWSH an ideal opportunity to capture market share and keep it.

                                          SERVICE QUALITY CONTROL

Choice Waste System Holdings, Inc.'s business is a customer-oriented business. Prompt response to customer orders and comments is a priority. Management has initiated and maintains quality control measures to assure quality and safety in all its endeavors. The Company strives to promote prompt and accurate dissemination of information between all those who come under the corporate umbrella so that both clients and employees remain informed. Management considers good will earned through quality service our greatest asset.

                                           GOVERNMENT REGULATION

Choice Waste System Holdings, Inc. handles only non-hazardous materials and is not subject to federal, state or local government approval of its services. Management knows of no existing government regulation that will require such approval. CWSH is not subject to reporting or compliance of any environmental laws, federal, state or local.

                                                COMPETITION

One of CWSH's advantages is the four arms that fall under our corporate umbrella and enable us to provide integrated services at reduced rates.

Choice Sanitation operates more trucks, has more containers, and more customers in its present region than any of its competitors. The landfills have told us that we bring in more construction dumpsters (roll-offs) to be dumped than all other companies.

Principal Competitors in Current Market Area
St. Lucie County / Martin County

                            Construction                    Sanitation/Recycling
Company                         Hauling                             Hauling
-------------------      -------------------                -------------------
Waste Management                    Yes                                 Yes
Freedom Waste                       Yes                                  No
Florida Recycling                   Yes                                 Yes
Treasure Coast Recycling            Yes                                 Yes
East Coast Recycling                Yes                                  No


Principal Competitors in Market Areas Targeted for Expansion
PALM BEACH COUNTY / BROWARD COUNTY

                            Construction                    Sanitation/Recycling
Company                      Hauling                             Hauling
-------------------      -------------------               -------------------
Waste Management                   Yes                                 Yes
Allied Waste                       Yes                                 Yes
Uhel-polly                         Yes                                  No
Magic Sanitation                   Yes                                  No

BREVARD COUNTY / VOLUSIA COUNTY

                              Construction                 Sanitation/Recycling
Company                           Hauling                         Hauling
-------------------           ---------------              -------------------
Waste Management                     Yes                             Yes
 (Harris Sanitation)
Republic Industries                  Yes                             Yes
 (Treasure Coast Recycling)

Generally, the competition for roll-off containers (CWSH's primary and currently most profitable service) falls into two categories:

(1) Local sanitation and recycling companies. These small competitors are usually not to be considered serious competition. In some cases they are "Mom and Pop: operations doing only specialized or targeted business. They have few trucks and dumpsters and cannot compete for larger jobs as they cannot meet contractual needs. These companies provide limited service and, in some cases, they focus only on recycling.

(2)      Regional and national competitors.  These companies include
     Waste Management, Republic Industries and Allied Waste - which have higher operating costs and higher overhead. They are usually not responsive to clients' needs. We compete very successfully against them in our current service area and are continually awarded work on bidded projects because of superior customer service and attention to details.

                                                 FACILITIES

Choice Waste System leases office space (1800 square feet) at 760 S.E. Port St. Lucie Boulevard in Port St. Lucie, Florida for its corporate facilities. Our operations unit is located at 1150 Bell Avenue in Ft. Pierce, Florida. This consists of a 20,000 square foot operations building on a 2.7 acre equipment yard. Also housed on the property is our mechanic's shop and garage. This facility is where all of our operations equipment and trucks are housed, as well as our dispatch and operations center. Our operations are computer-integrated from department to department throughout. All facility leases are included as Exhibits 10.3-10.7. American Waste and Choice Sanitary Services each lease office space separately in Port St. Lucie; however, they share operations space with Choice Sanitation. T & W Lakeside consists of 10-acre leased property with two lakes for fill. To date, the lakes are filled to 10% of capacity. Management anticipates it will take 20 years to fill the remaining 90%. Choice Waste System Holdings, Inc. and its subsidiaries have no equipment lease agreements.

Details of each facility lease are charted below.



Lessee:                               Description & Location of Property:
                                      3237 & 3257 Oleander Avenue
Choice Sanitation                     Ft. Pierce, FL  34982


Lessor:                               Term:                  Monthly Rent + Tax:

Oleander Business Park                1/1/2000 - 12/31/2002            $1654.74
P. O. Box 3982
Ft. Pierce, FL  34982
                                      Option Period:           Option Exercised:

                                                            Yes  [   ]  No  [ x]
Other Notes: This lease expired on 12/31/02. Yard and equipment are now operational at Bell Avenue location.
                                        ---------------------------
Lessee:                               Description & Location of Property:
Choice Waste System Holdings, Inc.     Equipment Yard/Garage
                                      1150 Bell Avenue
                                      Ft. Pierce, FL  34982

Lessor:                               Term:                  Monthly Rent + Tax:
Will Cowdell                          1/1/03 - month to month until
                                      formal lease is executed         $1,050.00


                                      Option Period:           Option Exercised:

                                                           Yes  [    ]   No [ ]

Other Notes:

This is Agreement to Lease - Lease has not yet been executed.


                                             ------------------






Lessee:                                     Description & Location of Property:
Choice Sanitation                              @ MRI Executive Center
                                              758 & 760 SE Port St. Lucie Blvd.
                                              Port St. Lucie, FL  34984



Lessor:                                         Term:        Monthly Rent + Tax:
Meredith & Larry Breault                        2/1/02 - 1/31/05
C/o Management Recruiters                                        $1497.13 + CPI
756 SE Port St. Lucie Blvd.
Port St. Lucie, FL  34984
                                                Option Period: Option Exercised:

                                                N/A           Yes  [ ]   No [ ]


                                           ----------------------

Lessee:                                      Description & Location of Property:
Choice Sanitation                              @ MRI Executive Center
                                               758 & 760 SE Port St. Lucie Blvd.
                                                Port St. Lucie, FL  34984


Lessor:                                         Term:        Monthly Rent + Tax:
Meredith & Larry Breault
C/o Management Recruiters                       2/1/02-1/31/03  Initial: $372.72
756 SE Port St. Lucie Blvd.                       Option Period:  $662.50 + CPI
Port St. Lucie, FL  34984

                                                Option Period: Option Exercised:

                                                2/1/03 - 1/31/05  Yes[x] No[ ]


                                           ----------------------



Lessee:             Description & Location of Property:  Storage & Dump Facility
            Lake Property Legal Desc: Model Land Co's S/D of SEC 15 36 40 BLK 1 T & W LakesideLOT 1 AND N1/2of LOTS 3, 4 AND 5 - LESS RD and Canal RS/W - (22.56
                                      AC) (OR 1316-1941:13 16-1945)


Lessor:                               Term:                  Monthly Rent + Tax:
James Taylor                          Effective 1/1/03
302 Melton Drive                      Month to month                  $200.00
Ft. Pierce, FL  34982

                                      Option Period:           Option Exercised:

                                                  Yes  [    ]       No  [     ]



Management feels that the present facilities, including the equipment yard in Ft. Pierce, are adequate for our present operations. Expansion into Palm Beach and Broward Counties will require an operations office and yard in Palm Beach County and eventually an operations yard in Broward County to serve Broward and then Volusia Counties. Provisional allocation for funding of these additional operation sites are included in the Use of Proceeds Section, Development Costs.

                                            NUMBER OF EMPLOYEES

The company currently has 34 full-time employees. During the next twelve months Choice Waste System Holdings, Inc. plans to add approximately 25 employees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide an annual report that includes our financial information to our shareholders. In connection with this prospectus, we intend to simultaneously request that we become an SEC "reporting company." In doing so, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. As a result of its "reporting" status, Choice Waste System Holdings, Inc. will become subject to SEC disclosure filing requirements and will be required to file its quarterly financial information on Form 10-Q and an annual report on Form 10-K. In addition, we will file Form 8-Ks and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                          DESCRIPTION OF PROPERTY

All facilities are leased.  (See "Facilities" above).

                               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As reflected in the "Stock Ownership" table presented on page 10, ownership of each subsidiary from company start until merger date is detailed below.

Choice Sanitation LLC
(a Florida Limited Liability Company) ("Choice Sanitation LLC")
---------------------
From the time Choice Sanitation LLC was formed in August, 1997 until the merger date of November 29, 2002, all the stock ownership in the company was shared equally, 50%/50% by Will Cowdell and Tim Schweizer. After the merger, Mr. Cowdell received 1,498,626 shares and Mr. Schweizer received 1,498,627 shares in Choice Waste System Holdings, Inc.
Choice Sanitary Services of Florida, Inc. (a Florida Corporation)
("Choice Sanitary Services")
-----------------------------------------
From the time Choice Sanitary Services was formed in December of 2000 until the merger date of November 25, 2002, Will Cowdell owned 75% of the stock and the Taylor Group owned 25%. As a result of the merger, Mr. Cowdell received 23,333 shares and the Taylor Group received 7,778 shares of Choice Waste System Holdings, Inc.

American Waste LLC (a Florida Limited Liability Company)
("American Waste")
-------------------
From the time American Waste was formed in March 2002 until the merger date of November 29, 2002, Will Cowdell owned 50% of the stock and Todd McDorman owned 50%. As a result of the merger, Mr. Cowdell received 17,778 shares and Mr. McDorman received 17,778 shares of Choice Waste System Holdings, Inc.

T & W Lakeside, Inc.  (a Florida Corporation)
("T&W")
--------------------
From the time T & W was formed in January of 2002 until the merger date of November 25, 2002, The Taylor Group owned 75% of the stock and Will Cowdell owned 25%. As a result of the merger, the Taylor Group received 26,667 shares and Will Cowdell received 8,889 shares of Choice Waste System Holdings, Inc.

Summary of Stock Ownership at November 25, 2002 (Post Merger)
-------------------------------------------------------------
Following the above-listed mergers, the percentage of stock owned by in Choice Waste System Holdings,
Inc. is:

     Will Cowdell                   66.7%
         Tim Schweizer              22.2%
         Todd McDorman               3.3%
         Taylor Group                1.0%
         Others                      6.8%

Notes & Loans
-------------
Certain members/stockholders have provided loans to the companies as follows (see schedule included under "Capitalization"):

Will Cowdell, President and CEO of Choice Waste System Holdings,Inc.
--------------------------------------------------------------------
The loans to Choice Sanitary Services of Florida, Inc. bear interest at 10% payable monthly but have no fixed term of repayment. The loans to the other subsidiaries are non-interest bearing and have no fixed term of repayment.

Tim Schweizer, 50% owner of Choice Sanitation, LLC pre-merger.
--------------------------------------------------------------------
The notes issued by Choice Sanitation, LLC to Mr. Schweizer are as follows:

                      Date             Amount                    Monthly Payment
                     -----            ------                     ---------------
      December 31, 1998             $ 53,650.11                    $1,139.91
      January 22, 1999                25,000.00                       531.18
      February 26, 1999               12,000.00                       254.97
      March 15, 1999                  12,500.00                       265.59
      November 30, 1999              200,000.00                     4,249.41
      January 18, 2000               150,000.00                     4,840.08
      February 18, 2000               50,000.00                     1,062.36
      March 7, 2000                   50,000.00                     1,062.36
      March 10, 2000                  50,000.00                     1,062.36
      April 5, 2000                   50,000.00                     1,062.35
      April 5, 2000                  320,000.00                     6,799.05
      June 29, 2000                   35,000.00                       743.65
      August 18, 2000                 50,000.00                     1,062.35
      August 28, 2000                300,000.00                     6,374.11
      July 2, 2001                    50,000.00                     1,062.35
      September 20,2001               50,000.00                     1,062.35
                                                                  ---------
                                                              $1,458,150.11
                                                              =============
The notes bear interest at 10% and are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made. The notes payable and related accrued interest of $385,602 was converted into 997,253 common shares of Choice Waste System Holdings, Inc. on the date of the merger.

Lease Payments to Related Parties
---------------------------------
Choice Waste System Holdings, Inc. leases the equipment yard/garage located at 1150 Bell Avenue in Ft. Pierce, Florida from Will Cowdell at a monthly rate of $1,050. See lease summary on page 42.

T & W Lakeside leases the lake property used as storage and dump facility located in St. Lucie County, Florida from shareholder James Taylor at a monthly rate of $200. See lease summary on page 40.


                MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering there are 4,497,975 shares outstanding held by 55 shareholders. Upon completion of this Offering, Choice Waste System Holdings, Inc. will have 7,497,975 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with CWSH), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of CWSH, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three-month period is not more than the greater of 1% of the volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of CWSH without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

                                           EXECUTIVE COMPENSATION

As compensation for services to the Company as President, Will Cowdell receives an annualized salary of $215,000. The Company's Treasurer receives an annualized salary of $45,000. The Table 14 below reflects compensation from all companies for the period ending 12/31/02.

                                                    Table 14
                                              Summary Compensation

                                                                          Long-Term Compensation
                                     Annual Compensation                   Awards              Payouts
        (a)            (b)         (C)           (d)      (e)         (f)           (g)          (h)            (i)
                                                                                   Sec.
                                                                                Under-lying
                                                                  Restric-ted    Options/                    All Other
                                                                     Stock         SARs      LTD Payouts   Compensa-tion
                                  Salary       Bonus $  Other $     Award(s)         #            $              $
Name/Position          Year          $                                 $

Will Cowdell
Pres./CEO              2002     12,602 (1)        0        0           0             0            0              0

Gary Griffith
Treasurer              2002     12,050 (2)        0        0           0             0            0              0

(1)      FYE ending 12/31/02
(2)      FYE ending 12/31/02


                                                 LEGAL MATTERS

Attorney Ledyard Dewees of Boca Raton, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable.

    PART I.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

The following financial statements are filed on pages F-1 - F-96:

Audited
-------
Choice Sanitation, LLC FYE 12/31/00 and FYE 12/31/01
American Waste, LLC Period Ended 9/30/02
T & W Lakeside, Inc. Nine Months Ended 9/30/02
 and Period Ended 12/31/01
Choice Waste System Holdings, Inc. Period Ended 9/30/02
Choice Sanitary Services of Florida, Inc. FYE 12/31/01
Choice Waste System Holdings, Inc.  FYE 12/31/02

Interim Financial Statements
----------------------------
Choice Sanitation, LLC  Nine Months Ended 9/30/02 and 9/30/01
Choice Sanitary
Services of Florida, Inc.  Nine months ended 9/30/02 and 9/30/01

Pro Forma Financial Information is provided on pages PF-1 - PF-11
-------------------------------

54











                                           CHOICE SANITATION, LLC

                                            FINANCIAL STATEMENTS

                                             DECEMBER 31, 2001

                                               CHOICE SANITATION, LLC

                                                      CONTENTS





                                                                           PAGE

Independent Auditor's Report
                                                                             F-3

Financial Statements:

 Balance Sheets ..........................................................   F-4

 Statements of Operations
                                                                            F-5

 Statements of Changes in Members' Equity
 (Deficit)
F-6

 Statements of Cash Flows ..........................................   F-7 - F-8

 Notes to Financial Statements ....................................   F-9 - F-16

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984



                                            INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Choice Sanitation, LLC

We have audited the accompanying balance sheets of Choice Sanitation, LLC (a limited liability company) as of December 31, 2001 and 2000 and the related statements of operations, changes in members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Sanitation, LLC (a limited liability company) as of December 31, 2001 and 2000 and the results of its operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States.

November 6, 2002
Boca Raton, Florida                      /s/ Earl M. Cohen, CPA

                                           CHOICE SANITATION, LLC
                                               BALANCE SHEETS
                                         DECEMBER 31, 2001 AND 2000

                                                     ASSETS
                                            2001           2000
CURRENT ASSETS
Cash ..................................   $   31,701   $   44,200
 Accounts receivable - net of allowance
  for doubtful accounts of $59,654 and
  $69,834, respectively ...............      338,537      489,334
                                          ----------   ----------
         Total Current Assets .........      370,238      533,534
                                          ----------   ----------

PROPERTY AND EQUIPMENT - NET ..........    1,577,141
                                          ----------   ----------
                                                        1,698,343
OTHER ASSETS
 Lease acquisition costs - net ........        4,704         --
 Deposits .............................        2,713        1,240
 Loans receivable - member ............      112,454       95,604
                                          ----------   ----------
         Total Other Assets ...........      119,871       96,844
                                          ----------   ----------
TOTAL ASSETS ..........................   $2,067,250   $2,328,721
                                          ==========   ==========

                                 LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable .....   $   499,641              $
                                                             463,433
 Current portion of capital lease
  obligation ..........................         6,854           --
 Accounts payable .....................       381,864        261,821
 Payroll taxes payable ................       110,005         90,831
 Accrued interest .....................       251,938        109,740
 Notes payable - member ...............     1,458,150      1,358,150
                                          -----------    -----------
         Total Current Liabilities ....     2,708,452
                                          -----------    -----------
                                                           2,283,975

LONG-TERM DEBT
 Notes payable, less current portion ..       438,174        869,078
 Capital lease obligation, less current
  portion .............................        19,506           --
                                          -----------    -----------

         Total Long-term Debt .........       457,680        869,078
                                          -----------    -----------
         Total Liabilities ............     3,166,132      3,153,053
COMMITMENTS
MEMBERS' EQUITY (DEFICIT) .............    (1,098,882)      (824,332)
                                          -----------    -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY
 (DEFICIT) ............................   $ 2,067,250    $ 2,328,721
                                          ===========    ===========
                              Read accompanying Notes to Financial Statements.
                                                    F-4

                                           CHOICE SANITATION, LLC
                                          STATEMENTS OF OPERATIONS
                                   YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              2001          2000
                                             -------       ----

OPERATING REVENUES ..................   $ 3,250,242    $ 2,671,892
                                        -----------    -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation
  shown below) ......................     2,221,800      1,905,502
 Selling, general and administrative        672,490        576,873
 Depreciation and amortization ......       280,403        289,762
                                        -----------    -----------

         Total Costs and Expenses ...     3,174,693      2,772,137
                                        -----------    -----------

INCOME (LOSS) FROM OPERATIONS .......        75,549       (100,245)
                                        -----------    -----------

OTHER INCOME (EXPENSES)
 Interest expense and penalties .....      (230,623)      (334,252)
 Interest income ....................         5,184          4,789
 Gain on sale of equipment ..........          --           33,419
                                        -----------    -----------

         Total Other (Expenses) .....      (225,439)      (296,044)
                                        -----------    -----------

NET (LOSS) ..........................      (149,890)   $  (396,289)
                                        ===========    ===========












                              Read accompanying Notes to Financial Statements.
                                                                F-5

                                           CHOICE SANITATION, LLC
                             STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                                   YEARS ENDED DECEMBER 31, 2001 AND 2000




                                   2001             2000
                                  ----            ----

MEMBERS' EQUITY (DEFICIT) -
 BEGINNING ................   $  (824,332)   $  (270,143)

NET (LOSS) ................      (149,890)      (396,289)

MEMBERS' DISTRIBUTIONS ....      (124,660)      (157,900)
                              -----------    -----------

MEMBERS' EQUITY (DEFICIT) -
 ENDING ...................   $(1,098,882)   $  (824,332)
                              ===========    ===========


























                                Read accompanying Notes to Financial Statements.
                                                         F-6

                                           CHOICE SANITATION, LLC
                                          STATEMENTS OF CASH FLOWS
                                   YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                2001               2000
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ...........................          $(149,890) $ (396,289)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
    Depreciation and amortization ......       280,403        289,762
    Gain on sale of equipment ..........          --          (33,419)
         (Increase) decrease in:
       Accounts receivable .............       150,797       (149,509)
           Deposits ....................        (1,473)          --
      Increase (decrease) in:
       Accounts payable ................        86,032         48,560
       Payroll taxes payable ...........        19,174         (3,849)
           Accrued interest ............       142,198         98,318
                                           -----------    -----------
NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ............................       527,241       (146,426)
                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable - member .       (16,850)       (10,604)
 Purchase of property and equipment ....       (16,482)        (9,479)
 Increase in lease acquisition costs ...        (5,790)          --
 Proceeds on sale of equipment .........          --          226,027
                                           -----------    -----------
NET CASH (USED IN) PROVIDED BY INVESTING
 ACTIVITIES ............................       (39,122)       205,944
                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions to members ..............      (124,660)      (157,900)
 Proceeds of notes payable - member ....       100,000      1,055,000
 Repayment of notes payable ............      (474,864)      (644,486)
 Repayment of capital lease obligation .        (1,094)          --
 Repayment of loan payable .............          --         (320,000)
                                           -----------    -----------
NET CASH (USED IN) FINANCING ACTIVITIES       (500,618)       (67,386)
                                           -----------    -----------
NET DECREASE IN CASH ...................       (12,499)        (7,868)

CASH - BEGINNING .......................        44,200         52,068
                                           -----------    -----------

CASH - ENDING ..........................   $    31,701    $    44,200
                                           ===========    ===========

                                Read accompanying Notes to Financial Statements.
                                                    F-7

                                           CHOICE SANITATION, LLC
                                    STATEMENTS OF CASH FLOWS (CONTINUED)
                                   YEARS ENDED DECEMBER 31, 2001 AND 2000





                                             2001                         2000


                                         SUPPLEMENTAL DISCLOSURES OF CASH FLOW
                                                                  INFORMATION:
                                              Cash paid during the period for:
 Interest ...............................................   $123,005   $186,148
                                                           ========   ========

                                              SUPPLEMENTAL SCHEDULE OF NONCASH
                                           INVESTING AND FINANCING ACTIVITIES:

                                          Notes payable incurred upon purchase
of property and equipment ...............................   $ 80,168   $466,650
                                                            ========   ========

                                             Capital lease obligation incurred
                                                 upon purchase of property and
equipment .................................................   $ 27,454   $   --
                                                            ========   ========

                                            Purchase of property and equipment
                   included in accounts payable ..........   $ 34,011   $   --
                                                             ========   ========













                               Read accompanying Notes to Financial Statements.

                                           CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 31, 2001 AND 2000

NOTE 1.  ORGANIZATION

                  The Company was originally incorporated as Choice Sanitation, Inc. under the laws of the State of Florida on August 14, 1997. Effective January 1, 1999, the Company converted to a limited liability company. The Company provides waste disposal services to residential and commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized as services are provided. Waste disposal fees for residential customers generally consist of fixed amounts based upon contracts and are invoiced at the beginning of the month for that month. Waste disposal fees for commercial customers consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears.

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                                           CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Property and Equipment (Continued)

                   Vehicles                                              7 years
                           Containers                                   10 years
                           Service equipment                        5 to 7 years
                           Furniture and office equipment        5 to  7 years
                           Leasehold improvements                       3 years

                  Lease Acquisition Costs

                  Lease acquisition costs are being amortized over the term of the related lease of 48 months. As of December 31, 2001 and 2000, accumulated amortization was $1,086 and $0, respectively.

                  Advertising Costs

                  Advertising costs are expensed as incurred. During the year ended December 31, 2001 and 2000, advertising costs charged to expense included in selling, general and administrative costs was $4,795 and $4,510, respectively.

                  Income Taxes

                  For federal income tax purposes, a limited liability company is taxed as a partnership. No provision or liability for Federal income taxes has been included in these financial statements as the Company's profit and losses are reported on the individual members' tax return.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                                               CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2001 and 2000 consisted of the following:

                                    2001           2000
                             -----------    -----------

    Vehicles .............   $   929,336    $   865,470
    Containers ...........     1,459,276      1,366,372
    Service equipment ....        22,565         22,565
    Furniture and office
     equipment ...........        27,793         26,448
    Leasehold improvements        11,500         11,500
                             -----------    -----------
                               2,450,470      2,292,355
Accumulated depreciation .      (873,329)      (594,012)
                             -----------    -----------

    Total ................   $ 1,577,141    $ 1,698,343
                             ===========    ===========

                  For the years ended December 31, 2001 and 2000, depreciation expense was $279,317 and $289,762, respectively.

NOTE 4.  NOTES PAYABLE

                  As of December 31, 2001 and 2000, notes payable consisted of notes repayable in monthly payments ranging from $303 to $3,966, including interest ranging from 8% to 12%, due through January 2005. The notes are secured by vehicles,

                                               CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000



NOTE 4.           NOTES PAYABLE (CONTINUED)

                  containers and office equipment. Some of the notes payable are also secured by personal guarantees of the members.

                              2001           2000
                       -----------    -----------

Total notes payable    $   937,815    $ 1,332,511
Current portion ....      (499,641)      (463,433)
                       -----------    -----------

 Notes payable, less
  current portion ..   $   438,174    $   869,078
                       ===========    ===========

                  Notes payable due subsequent to December 31, 2001 are summarized as follows:

December 31,     Amount

        2002   $499,641
        2003    256,324
        2004    144,986
        2005     36,864
               --------

Total          $937,815
               ========

NOTE 5.           CAPITAL LEASE OBLIGATION

                  The Company leases containers under an agreement classified as a capital lease. The cost and accumulated depreciation for this equipment as of December 31, 2001 were $28,379 and $236, respectively. This lease is secured by personal guarantees of the members.

                  Following is a schedule of future minimum lease payments due under the capital lease:

                                           CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000

NOTE 5.           CAPITAL LEASE OBLIGATION (CONTINUED)

      December 31, .........     Amount

                        2002   $ 13,132
                        2003     13,132
                        2004     12,038
                               --------

Total future payments ......     38,302
Amount representing interest    (11,942)
                               --------

Present value of minimum
lease payments .............   $ 26,360
                               ========

                  Total interest expense on the capital lease obligation for the year ended December 31, 2001 was $0.

NOTE 6.           RELATED PARTY TRANSACTIONS

                  Loans Receivable - Member

                  Loans receivable - member consists of unsecured loans bearing interest at 5% and are due on demand. These loans include interest receivable of $9,454 and $4,604 as of December 31, 2001 and 2000, respectively. Interest income during the years ended December 31, 2001 and 2000, was $4,850 and $4,604, respectively.

                  Notes payable - Member

                  Notes payable - member consists of notes bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made and, therefore, have been reclassified as current. During the years ended December 31, 2001 and 2000, interest of $142,198 and $98,318 was accrued, respectively, and is included in accrued interest.

                  In conjunction with the transaction referred to in Note 1, the notes payable - member will be converted to common shares of Choice Waste Systems Holdings, Inc.

                                           CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000

NOTE 7.  COMMITMENTS

                  Operating Lease

                  The Company leases its office and yard facilities under operating leases expiring through December 2002. The lease for the office facilities provides for monthly base rental payments of $612 including sales tax. The lease expired November 22, 2001 but was renewed on a month to month basis. The leases for the yard facilities provide for monthly base rental payments totaling $2,614 including sales tax expiring through December 31, 2002. One of the leases contains an option to renew for an additional two year period.

                  The Company also leases office and computer software, service equipment and motor vehicles under noncancelable leases with monthly payments ranging from $309 to $1,160 expiring through May 2005.

                  Future minimum lease payments due under these leases for the years ending subsequent to December 31, 2001 are as follows:

December 31,     Amount

        2002   $ 39,497
        2003     37,580
        2004     31,833
        2005      5,497
               --------

Total          $114,407
               ========

                  During the years ended December 31, 2001 and 2000, rent expense was $69,785 and $39,387.

NOTE 8.  INSURANCE COVERAGE

                  The Company does not maintain any insurance coverage on its office and yard facilities. Under the terms of the lease agreements, the Company is required to have liability, property damage, fire and other miscellaneous

                                           CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000



NOTE 8.  INSURANCE COVERAGE (CONTINUED)
         -----------------------------

                  insurance coverages. Management is in the process of obtaining the required coverage.

                  The Company also does not maintain insurance coverage on all financed containers as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

NOTE 9.           SUBSEQUENT EVENTS

                  On February 1, 2002, the Company leased new office facilities under operating leases expiring through January 31, 2005. The leases provide for monthly base rental payments totaling $1,870 including sales tax. One of the leases provides for annual increases not to exceed 5% beginning February 1, 2003. The other lease contains an option to renew for an additional two year period.

                  On March 11, 2002, the Company entered into an agreement with a bank to modify the terms of one of its notes payable with a balance of $25,614. The modification provides for a reduction in the monthly payment from $2,015 to $1,712 and an extension of the due date from January 2003 to July 2003.

                  On April 10, 2002, the Company refinanced existing note payable obligations totaling $332,071. The new note is repayable in 30 monthly installments of $12,642 including interest at 10.6% due October 2004.

                  On April 30, 2002, the Company leased containers under an agreement classified as a capital lease in the amount of $24,233. The obligation is repayable in 60 monthly installments of $674 including interest at 22% due April 2007. The lease is secured by a personal guarantee of a member.

                                           CHOICE SANITATION, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001 AND 2000



NOTE 9.           SUBSEQUENT EVENTS (CONTINUED)

                  In June 2002, the Company issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. Subsequent to December 31, 2001, 173,725 units were sold for proceeds of $390,881.

                  On August 31, 2002, the Company leased a vehicle for a monthly payment of $626 including sales tax under an operating lease expiring August 31, 2007.

                  Subsequent to December 31, 2001, the Company issued notes payable to finance the purchase of vehicles and containers totaling $367,248. The notes are repayable in monthly installments ranging from $1,054 to $5,343 including interest ranging from 7.5% to 15.5% due through October 2007. The notes are secured by vehicles and containers. Some of the notes payable are also secured by personal guarantees of the members.

                                            AMERICAN WASTE, LLC

                                            FINANCIAL STATEMENTS

                                             SEPTEMBER 30, 2002

                                                 AMERICAN WASTE, LLC

                                                      CONTENTS





                                                                            PAGE

Independent Auditor's Report ............................................   F-19

Financial Statements:

 Balance Sheet ..........................................................   F-20

 Statement of Operations ................................................   F-21

 Statement of Changes in Members' Equity
 (Deficit) ..............................................................   F-22

 Statement of Cash Flows ................................................   F-23

 Notes to Financial Statements ...................................   F-24 - F-28

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984



                                            INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
American Waste, LLC

We have audited the accompanying balance sheet of American Waste, LLC (a limited liability company) as of September 30, 2002 and the related statements of operations, changes in members' equity (deficit) and cash flows for the period from March 4, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Waste, LLC (a limited liability company) as of September 30, 2002 and the results of its operations and cash flows for the period from March 4, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida                                      /s/ Earl M. Cohen, CPA

                                            AMERICAN WASTE, LLC
                                               BALANCE SHEET
                                             SEPTEMBER 30, 2002

                                                       ASSETS


CURRENT ASSETS
 Cash .................................   $  5,512
 Accounts receivable - net of allowance
  for doubtful accounts of $6,000 .....     40,530
 Prepaid expenses .....................      1,687
                                          --------

         Total Current Assets .........     47,729

PROPERTY AND EQUIPMENT - NET ..........    341,241

DEPOSITS ..............................      5,849
                                          --------

TOTAL ASSETS ..........................   $394,819
                                          ========

                                      LIABILITIES AND MEMBERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
 Current portion of notes payable                  $ 87,420
 Accounts payable and accrued expenses               25,460
 Due to members                                      64,000
                                                   --------

         Total Current Liabilities                      176,880

NOTES PAYABLE, LESS CURRENT PORTION                 224,735
                                                   --------

         Total Liabilities                              401,615

COMMITMENTS

MEMBERS' EQUITY (DEFICIT)                            (6,796)
                                                   --------

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)    $394,819
                                                   ========


                              Read accompanying Notes to Financial Statements.

                                            AMERICAN WASTE, LLC
                                          STATEMENT OF OPERATIONS
                                   PERIOD FROM MARCH 4, 2002 (INCEPTION)
                                         THROUGH SEPTEMBER 30, 2002





OPERATING REVENUES ........................   $ 138,888
                                              ---------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown
  below) ..................................      87,293
 Selling, general and administrative ......      44,447
 Depreciation .............................      10,551
 Interest expense .........................       4,393
                                              ---------

         Total Costs and Expenses .........     146,684
                                              ---------

NET (LOSS) ................................      (7,796)
                                              =========





















                               Read accompanying Notes to Financial Statements.
                                                        F-21

                                            AMERICAN WASTE, LLC
                             STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                                   PERIOD FROM MARCH 4, 2002 (INCEPTION)
                                         THROUGH SEPTEMBER 30, 2002





MEMBERS' EQUITY - BEGINNING ......   $  --

CAPITAL CONTRIBUTIONS ............     1,000

NET (LOSS) .......................    (7,796)
                                     -------

MEMBERS' EQUITY (DEFICIT) - ENDING   $(6,796)
                                     =======


























                                Read accompanying Notes to Financial Statements.

                                            AMERICAN WASTE, LLC
                                          STATEMENT OF CASH FLOWS
                                   PERIOD FROM MARCH 4, 2002 (INCEPTION)
                                         THROUGH SEPTEMBER 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................   $  (7,796)
  Adjustments to reconcile net (loss)
   to net cash used in operating activities:
         Depreciation ........................      10,551
         (Increase) decrease in:
       Accounts receivable ...................     (40,530)
       Prepaid expenses ......................      (1,687)
           Deposits ..........................      (5,849)
      Increase in accounts payable and accrued
           expenses ..........................      25,460
                                                 ---------

NET CASH (USED IN) OPERATING ACTIVITIES ......     (19,851)
                                                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ..........     (16,557)
                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions .......................       1,000
 Loans from members ..........................      64,000
 Repayment of notes payable ..................     (23,080)
                                                 ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....      41,920
                                                 ---------

NET INCREASE IN CASH EQUALS CASH - ENDING ....           $
                                                 =========
                                                     5,512

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..................................   $   2,963
                                                 =========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..................   $ 335,235
                                                 =========

                                Read accompanying Notes to Financial Statements.

                                            AMERICAN WASTE, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002


NOTE 1.  ORGANIZATION

                  American Waste, LLC was formed as a limited liability company under the laws of the State of Florida on March 4, 2002 and has a year ending December 31. The Company provides waste disposal services mainly to commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized as services are provided.
                  Waste disposal fees consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears.

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                           Furniture and office equipment     5 to     7 years
                       Vehicles                                       7 years
                           Containers                                 10 years

                                            AMERICAN WASTE, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Income Taxes

                  For federal income tax purposes, a limited liability company is taxed as a partnership. No provision or liability for Federal income taxes has been included in these financial statements as the Company's profit and losses are reported on the individual members' tax returns.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of September 30, 2002 consisted of the following:

    Furniture and office equipment   $   2,717
    Vehicles .....................     141,601
Containers .......................     207,474
                                     ---------
                                       351,792
    Accumulated depreciation .....     (10,551)
                                     ---------

    Total ........................   $ 341,241
                                     =========

                                                 AMERICAN WASTE, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002

NOTE 3.  PROPERTY AND EQUIPMENT (CONTINUED)
         ---------------------------------

                  For the period ended September 30, 2002, depreciation expense was $10,551.

NOTE 4.  NOTES PAYABLE

                  Notes payable as of September 30, 2002 consisted of the following:

                    7% note payable, secured by a
                    vehicle and personal guarantees
                    of the members, $781 payable
                    monthly including interest, due
                    April 2005.                                         $ 22,059

                    8% note payable, secured by
                    containers and personal guarantees
                    of the members, $1,026 payable
                    monthly including interest, due
                    April 2005.                                          28,615

                    8% note payable, secured by
                    containers and personal guarantees
                    of the members, $1,857 payable
                    monthly including interest, due
                    June 2005.                                            54,760

                    9.9% note payable, secured by a
                    vehicle and containers, one
                    initial principal payment of
                    $11,434 and $5,717 payable monthly
                    including interest, due July 2007.                   206,721
                                                                        --------

                                                                        312,155
                    Current portion                                     (87,420)
                                                                       --------

                    Total                                               $224,735
                                                                       ========

                                                 AMERICAN WASTE, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002

NOTE 4.  NOTES PAYABLE (CONTINUED)
         ------------------------

                  Notes payable due subsequent to September 30, 2002 are summarized as follows:

September 30,     Amount

         2003   $ 87,420
         2004     95,655
         2005     83,042
         2006     24,083
         2007     21,955
                --------

Total           $312,155
                ========

NOTE 5.           RELATED PARTY TRANSACTIONS

                  Due to Members

                  Due to members represent non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. Subsequent to September 30, 2002, an additional advance of $3,500 was made.

                  Storage Fees

                  The Company pays monthly storage fees to a company, whose stockholder is also a stockholder of an affiliated company. During the period ended September 30, 2002, total storage fees paid to this company were $1,500.

NOTE 6.  COMMITMENTS

                  Operating Lease

                  The Company leases its office space under an operating lease expiring June 1, 2003. The lease provides for monthly base rental payments of $438 including sales tax and for one three year renewal option.

                                                 AMERICAN WASTE, LLC
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002



NOTE 6.  COMMITMENTS (CONTINUED)
         ----------------------

                  Operating Lease (Continued)

                  Future minimum lease payments due under this lease for the years ending subsequent to September 30, 2002 are as follows:

                                    September 30,                      Amount

2003     $3,504

                  During the period ended September 30, 2002 rent expense, including storage fees was $3,252.

NOTE 7.           INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed containers as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

                                                T & W LAKESIDE, INC.

                                                FINANCIAL STATEMENTS

                                                 SEPTEMBER 30, 2002

                                            T & W LAKESIDE, INC.

                                                  CONTENTS



                                                                           Page

Independent Auditor's Report
F-31
Financial Statements:
  Balance Sheets .......................................................   F-32

  Statements of Operations .............................................   F-33

Statements of Changes in Stockholders' Equity
   (Deficit) ...........................................................   F-34

  Statements of Cash Flows .......................................   F-35 - F-36

  Notes to Financial Statements ..................................   F-37 - F-39

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984



                                        INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
T & W Lakeside, Inc.

We have audited the accompanying balance sheet of T & W Lakeside, Inc. as of September 30, 2002 and December 31, 2001 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2002 and for the period from October 2, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T & W Lakeside, Inc. as of September 30, 2002 and December 31, 2001 and the results of its operations and cash flows for the nine months ended September 30, 2002 and for the period from October 2, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida                                      /s/ Earl M. Cohen, CPA

                                            T & W LAKESIDE, INC.
                                               BALANCE SHEETS
                                  SEPTEMBER 30, 2002 AND DECEMBER 31, 2001





                                                   ASSETS

                                           2002        2001
CURRENT ASSETS
 Cash ................................   $   311   $--
 Accounts receivable .................     7,498    --
 Accounts receivable - related parties     2,891    --
                                         -------   ----

TOTAL ASSETS .........................   $10,700   $--
                                         =======   ====


                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable .................   $   381   $   800
 Income taxes payable .............     6,600      --
 Due to stockholder ...............     1,595      --
                                      -------   -------

     Total Current Liabilities ....     8,576       800

STOCKHOLDERS' EQUITY (DEFICIT) ....     2,124      (800)
                                      -------   -------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT) .................   $10,700   $  --
                                      =======   =======







                              Read accompanying Notes to Financial Statements.

                                                T & W LAKESIDE, INC.
                                              STATEMENTS OF OPERATIONS
                                        NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                         AND
               PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                    2002      2001
                                 -------   -------

REVENUE ......................   $39,623   $  --

EXPENSES
 General and administrative ..     5,024       800
                                 -------   -------

INCOME (LOSS) BEFORE INCOME
 TAX PROVISION (BENEFIT) .....    34,599      (800)

INCOME TAX PROVISION (BENEFIT)     6,600      --
                                 -------   -------

NET INCOME (LOSS) ............   $27,999   $  (800)
                                 =======   =======


INCOME (LOSS) PER SHARE ......   $27,999   $ (8.00)
                                 =======   =======


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ..........       100       100
                                 =======   =======











                              Read accompanying Notes to Financial Statements.

                                            T & W LAKESIDE, INC.
                         STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                    AND
              PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001




                                                       Common Stock         Retained          Stock
                                                     Number of    Par       Earnings      Subscriptions
                                                   Shares     Value     (Deficit)       Receivable
                                                   ------     -----      -------        ----------
Total

Common shares issued to founders         100       $100       $  -             $(100)       $   -

Net (loss) for period                             -          -           (800)             -          (800)
                                                 ---       ----       -------           -----          ---

Balance December 31, 2001                100        100          (800)          (100)         (800)

Repayment of stock subscriptions
 receivable                                            -         -            -               25            25

Net income for period                               -         -        27,999              -         27,999

Dividends paid                             -          -       (25,100)             -        (25,100)
                                          ---       ----      -------           -----        ------

Balance September 30, 2002               100       $100       $ 2,099          $ (75)       $ 2,124
                                         ===       ====       =======          =====        =======


                               Read accompanying Notes to Financial Statements.
                                                     F-34

                                            T & W LAKESIDE, INC.
                                          STATEMENTS OF CASH FLOWS
                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                    AND
             PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001


                                                             2002
                                                                        2001

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss) ...................................   $ 27,999    $   (800)
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    (Increase) decrease in:
      Accounts receivable ................................     (7,498)       --
      Accounts receivable - related
       parties ...........................................     (2,891)       --
    Increase (decrease) in:
     Accounts payable ..................................       (419)        800
     Income taxes payable ................................      6,600       --
                                                           --------    --------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES ..............................................     23,791        --
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid .........................................    (25,100)       --
 Increase in amount due to stockholder ..................      1,595        --
 Repayment of stock subscriptions
  receivable ............................................         25        --
                                                           --------    -------
NET CASH (USED IN) FINANCING ACTIVITIES .................    (23,480)       --
                                                           --------    --------

NET INCREASE IN CASH ....................................        311        --

CASH - BEGINNING ........................................       --          --
                                                           --------    --------
 CASH -
ENDING ...................................................   $    311    $   --
                                                         ========    =======

                              Read accompanying Notes to Financial Statements.
                                                    F-35

                                            T & W LAKESIDE, INC.
                                          STATEMENTS OF CASH FLOWS
                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                    AND
              PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001

                                         2002
                                                       2001

SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

 Common shares issued for stock
 subscriptions receivable.             $ -            $100
                                       =====          ====
























                             Read accompanying Notes to Financial Statements.

                                            T & W LAKESIDE, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002


NOTE 1.  ORGANIZATION

                  T & W Lakeside, Inc. was incorporated on October 2, 2001 under the laws of the State of Florida and has a year ending December 31. The company provides its customers (located mainly in the Treasure Coast region of Florida) the use of a lake for disposing of clean concrete used as fill material. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized at the time the customer disposes of the concrete material.

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Income (Loss) Per Share

                  Income (loss) per share is computed by dividing net income (loss) for the year by the weighted average number of shares outstanding.

                                            T & W LAKESIDE, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.           ACCOUNTS RECEIVABLE

                  No provision for doubtful accounts has been recorded as management believes all of the accounts are fully collectible.

NOTE 4.           RELATED PARTY TRANSACTIONS

                  Due to Stockholder

                  Due to stockholder represents non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment.

                  Rent

                  For the use of the lake, the Company pays rent to a company related by common control. During the nine months ended September 30, 2002, total rent paid to this company was $2,900.

                                            T & W LAKESIDE, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002



NOTE 8.  INCOME TAXES

                  The income tax provision for the nine months ended September 30, 2002 and period ended December 31, 2001 consisted of the following:

                                                           2002            2001
       Current

        Federal ............................             $4,900            $--
State ......................................              1,700             --
                                                         ------            ----

        TOTAL ..............................             $6,600            $--
                                                         ======            ====


                  The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) is as follows:

                    Tax (benefit) at federal statutory rate              15.00%
                    State tax (benefit), net of federal
                     benefit                                              4.00
                                                                         ------

                    Tax provision (benefit)                             19.00%
                                                                        ======

NOTE 5.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of September 30, 2002, 100 shares were issued and outstanding.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       (A Development Stage Company)

                                            FINANCIAL STATEMENTS

                                             SEPTEMBER 30, 2002

                                CHOICE WASTE SYSTEM HOLDINGS, INC.
                                  (A Development Stage Company)


                                             CONTENTS


                                                        PAGE

Independent Auditor's Report                        F-42

Financial Statements:

 Balance Sheet                                        F-43

 Statement of Operations                            F-44

 Statement of Changes in Stockholder's
 Equity (Deficit)                                   F-45

 Statement of Cash Flows                            F-46

 Notes to Financial Statements               F-47 - F-49

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984

                                            INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Choice Waste System Holdings, Inc.

We have audited the accompanying balance sheet of Choice Waste System Holdings, Inc.(a development stage company), as of September 30, 2002 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the period from September 18, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Waste System Holdings, Inc. (a development stage company) as of September 30, 2002, and the results of its operations and its cash flows for the period from September 18, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States.

November 6, 2002
Boca Raton, Florida                                     /s/ Earl M. Cohen, CPA

                                         CHOICE WASTE SYSTEM HOLDINGS, INC.
                                            (A Development Stage Company)
                                                    BALANCE SHEET
                                                 SEPTEMBER 30, 2002




                         ASSETS

CURRENT ASSETS
 Stock subscriptions receivable                    $   500
 Prepaid expenses                                   30,000
                                                   -------

TOTAL ASSETS                                       $30,500
                                                   =======




                               LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
 Due to affiliate ..............................................       $ 31,000
                                                                       --------

STOCKHOLDER'S EQUITY (DEFICIT)
 Common stock, $.001 par value, 100,000,000
  shares authorized, 500,000 shares issued and
  outstanding ..................................................            500
 Deficit accumulated during the development stage ..............         (1,000)
                                                                       --------

         Total Stockholder's Equity (Deficit) ..................           (500)
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT) .....................................................       $ 30,500
                                                                       ========






                              Read Accompanying Notes to Financial Statements.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                            (A Development Stage Company)
                                               STATEMENT OF OPERATIONS
                                     PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION)
                                                      THROUGH
                                                 SEPTEMBER 30, 2002





REVENUES                                                                  $   -

EXPENSES
 Organization costs                                1,000
                                                 -------

NET (LOSS)                                       $(1,000)
                                                 =======

(LOSS) PER SHARE                                 $  -
                                                 =======

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                     500,000
                                                 =======



















                              Read Accompanying Notes to Financial Statements.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
      PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION) THROUGH SEPTEMBER 30, 2002





Deficit
                                                     Common Stock                Accumulated
                                                   # of         Par         During the Development
                                                  Shares                         Value                        Stage
                                              Total
September 18, 2002 - Common
 shares issued to founder
 for stock subscriptions
 receivable                       500,000        $500               $  -                 $   500

Net (loss) during period             -             -                 (1,000)              (1,000)
                                  -------        ----               -------              -------

Balance - September 30, 2002      500,000        $500               $(1,000)             $  (500)
                                  =======        ====               =======              =======



                               Read Accompanying Notes to Financial Statements.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       (A Development Stage Company)
                                          STATEMENT OF CASH FLOWS
                                     PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION)
                                                      THROUGH
                                                 SEPTEMBER 30, 2002






CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) .................................................          $ (1,000)
 Adjustments to reconcile net (loss) to
  net cash used in operating activities:
   (Increase) in prepaid expenses ...........................           (30,000)
                                                                       --------

NET CASH (USED IN) OPERATING ACTIVITIES .....................           (31,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in amount due to affiliate ........................            31,000
                                                                       --------

NET INCREASE (DECREASE) IN CASH EQUALS
 CASH - SEPTEMBER 30, 2002 ..................................          $   --
                                                                       ========




SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:

Common shares issued for stock subscriptions
receivable.                                         $ 500
                                                    =====








                              Read accompanying Notes to Financial Statements.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       (A Development Stage Company)
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002
NOTE 1.  ORGANIZATION

                  Choice waste System Holdings, Inc. was incorporated on September 18, 2002 under the laws of the State of Florida and has a year ending December 31. The company is a "shell" company, the purpose of which is to seek and consummate a merger or acquisition. The company's headquarters is in Port St. Lucie, Florida. Since inception, the Company has been dependent upon capital investment or other financing to fund its activities.

                  Effective November 30, 2002, the Company will acquire Choice Sanitation, LLC, American Waste, LLC, T & W Lakeside, Inc. and Choice Sanitary Services of Florida, Inc. These companies are engaged in waste disposal services and rentals of portable toilets and are related through similar ownership.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.
                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       (A Development Stage Company)
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Use of Estimates
                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  STOCK SUBSCRIPTIONS RECEIVABLE
                  Stock subscriptions receivable represent subscriptions for 500,000 common shares for a total amount of $500. The receivable was paid in cash on November 4, 2002.

NOTE 4.  RELATED PARTY TRANSACTIONS

                  Due to Affiliate

                  Due to affiliate represents investment banker fees and organization costs paid by Choice Sanitation, LLC, a waste disposal company, whose operating member is the Company's sole stockholder.

                  Office Facilities
                  The Company shares office space with Choice Sanitation, LLC. No rent is being charged to the Company.

NOTE 5.  CAPITAL STOCK

                  As of September 30, 2002, 500,000 common shares were issued and outstanding. These shares were issued to an officer and promoter of the Company. The Company is in the process of registering its

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       (A Development Stage Company)
                                       NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002



NOTE 5.  CAPITAL STOCK (CONTINUED)
         ------------------------

                  securities with the Securities and Exchange Commission. The Company entered into an agreement with an investment banker to assist with the registration process. Total fees paid of $30,000 were recorded as prepaid expenses and will be deducted from the sales proceeds of its common shares.

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.

                                            FINANCIAL STATEMENTS

                                             DECEMBER 31, 2001

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.

                                                      CONTENTS





                                                                           PAGE

Independent Auditor's Report ...........................................   F-52

Financial Statements:

 Balance Sheet .........................................................   F-53

 Statement of Operations ...............................................   F-54

 Statement of Changes in Stockholder's
  Equity (Deficit) .....................................................   F-55

 Statement of Cash Flows ...............................................   F-56

 Notes to Financial Statements ...................................   F-57- F-63

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984




                                            INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Choice Sanitary Services of Florida, Inc.

We have audited the accompanying balance sheet of Choice Sanitary Services of Florida, Inc. as of December 31, 2001 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Sanitary Services of Florida, Inc. as of December 31, 2001 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida                                     /s/ Earl M. Cohen, CPA

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                               BALANCE SHEET
                                             DECEMBER 31, 2001

                                                       ASSETS

CURRENT ASSETS
 Cash .................................   $  3,661
 Accounts receivable - net of allowance
  for doubtful accounts of $5,000 .....     19,753
                                          --------

         Total Current Assets .........     23,414

PROPERTY AND EQUIPMENT - NET ..........    205,772

DEPOSITS ..............................      3,844
                                          --------

TOTAL ASSETS ..........................   $233,030
                                          ========

                               LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable - bank          $ 47,424
 Current portion of capital lease obligation         7,968
 Accounts payable and accrued expenses              35,076
 Note payable                                        5,000
 Due to stockholder                                 53,846
                                                  --------

         Total Current Liabilities                     149,314
                                                      --------

LONG-TERM DEBT
 Notes payable - bank, less current portion        111,113
 Capital lease obligation, less current portion      4,159
                                                  --------

         Total Long-term Debt                          115,272
                                                      --------

         Total Liabilities                             264,586

STOCKHOLDER'S EQUITY (DEFICIT)                     (31,556)
                                                  --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT)                                        $233,030
                                                  ========

                              Read accompanying Notes to Financial Statements.
                                                    F-53

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                          STATEMENT OF OPERATIONS
                                        YEAR ENDED DECEMBER 31, 2001





OPERATING REVENUES ........................   $  79,688
                                              ---------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown
  below) ..................................      44,617
 Selling, general and administrative ......      39,635
 Depreciation .............................      18,929
 Interest expense .........................       8,163
                                              ---------

         Total Costs and Expenses .........     111,344
                                              ---------

NET (LOSS)
                                              $ (31,656)


(LOSS) PER SHARE ..........................   $ (316.56)
                                              =========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING .......................         100
                                              =========













                               Read accompanying Notes to Financial Statements.

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                         STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                        YEAR ENDED DECEMBER 31, 2001


                                       Common Stock          Retained
                                        Number of    Par        Earnings
                                         Shares     Value     (Deficit)
                                         ------     -----      -------
                                 Total
Common shares issued to founder   100    $100       $   -            $    100

Net (loss) for year                                       -          -
                                                      ---       ----       -
                                                    (31,656)         (31,656)
                                                                     --------

Balance December 31, 2001       100       $100       $(31,656)        $(31,556)
                                 ===       ====       ========         ========










                               Read accompanying Notes to Financial Statements.

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                          STATEMENT OF CASH FLOWS
                                        YEAR ENDED DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................   $ (31,656)
  Adjustments to reconcile net (loss)
   to net cash (used in) operating activities:
         Depreciation ........................      18,929
         (Increase) decrease in:
       Accounts receivable ...................     (19,753)
           Deposits ..........................      (3,844)
      Increase in accounts payable and accrued
           expenses ..........................      35,074
                                                 ---------

NET CASH (USED IN) OPERATING ACTIVITIES ......      (1,250)
                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ..........     (35,421)
                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares ...................         100
 Loans from stockholder ......................      53,846
 Proceeds of note payable ....................       5,000
 Repayment of notes payable - bank ...........     (18,614)
                                                 ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....      40,332
                                                 ---------

NET INCREASE IN CASH EQUALS CASH - ENDING ....   $   3,661
                                                 =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..................................   $   8,164
                                                 =========
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable - bank incurred upon
  purchase of property and equipment .........   $ 173,564
                                                 =========

  Capital lease obligation incurred upon
  purchase of equipment ......................   $  15,716
                                                 =========

                              Read accompanying Notes to Financial Statements.

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001

NOTE 1.  ORGANIZATION

Choice Sanitary Services of Florida, Inc. was incorporated on December 12, 2000 under the laws of the State of Florida. The company rents portable toilets to commercial customers located mainly in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized over the rental term of the portable toilets.

                  Income Taxes

                  The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. No provision or liability for federal income taxes has been included in these financial statements.

                  Effective November 30, 2002, the Company's S Corporation status will be terminated as a result of becoming a wholly-owned subsidiary of Choice Waste System Holdings, Inc. (Note 1).

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Property and Equipment (Continued)

                  replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                       Vehicles                            3 to 7 years
                           Portable toilets               7 years

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed
                  in preparing the financial statements.

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2001 consisted of the following:

                     Vehicles                                  $ 54,667
                 Portable toilets                                 170,034
                                                                 --------
                                                                   224,701
                     Accumulated depreciation                        (18,929)
                                                                   --------

                     Total                                          $205,772
                                                                    ========

                  For the year ended December 31, 2001, depreciation expense was
$18,929.

NOTE 4.  NOTE PAYABLE
                  The note payable bears interest at 10% and is due on demand. The holder of the note became a stockholder effective January 1, 2002 (Note 10).

NOTE 5.           NOTES PAYABLE - BANK
                  Notes payable as of December 31, 2001 consisted of the following:

                    9.75% note payable, secured by
                    portable toilets, $878 payable
                    monthly including interest, due
                    May 2004.                                          $ 22,365

                    10.8% note payable, secured by
                    portable toilets, $878 payable
                    monthly including interest, due
                    September 2004.                                      24,885

                    8% note payable, secured by a
                    vehicle and personal guarantee
                    of the stockholder, $984 payable
                    monthly including interest, due
                    June 2006.                                           44,223

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001

NOTE 5.  NOTES PAYABLE - BANK (CONTINUED)
         -------------------------------

                    9.3% note payable, secured by
                    portable toilets and personal
                    guarantee of the stockholder,
                    $1,200 payable monthly including
             interest, due August 2007.                                 34,009

                    9% note payable, secured by
                    portable toilets and personal
                    guarantee of the stockholder,
                    $1,044 payable monthly including
            interest, due December 2004.                                 33,055
                                                                       --------
                                                                        158,537
                    Current portion                                     (47,424)
                                                                       --------
                    Total                                              $111,113
                                                                      ========

                  Notes payable - bank due subsequent to December 31, 2001 are summarized as follows:

December 31,     Amount

        2002   $ 47,424
        2003     52,031
        2004     43,267
        2005     10,987
        2006      4,828
               --------
Total          $158,537
               ========

NOTE 6.           CAPITAL LEASE OBLIGATION

                  The Company leases portable toilets under an agreement classified as a capital lease. The cost and accumulated depreciation for this equipment as of December 31, 2001 was $15,715 and $1,684, respectively.

                  Following is a schedule of future minimum lease payments due under the capital lease:

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001


NOTE 6.           CAPITAL LEASE OBLIGATION (CONTINUED)

December 31, ..................     Amount

                           2002   $ 10,816
                           2003      4,507
                                  --------

   Total future payments ......     15,323
   Amount representing interest     (3,196)
                                  --------

   Present value of minimum
   lease payments .............   $ 12,127
                                  ========

                  Total interest expense on the capital lease obligation for the year ended December 31, 2001 was $2,722.

NOTE 7.           RELATED PARTY TRANSACTIONS

                  Due to Stockholder

                  Due to stockholder represents non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. Commencing January 1, 2002, the advances became interest bearing at an interest rate of 10%. Subsequent to December 31, 2001, additional net advances of $27,557 were made.

                  Office Facilities

                  Through September 15, 2002, the Company shared office space with an affiliated limited liability company, a member of which is the stockholder of the Company. No rent was charged.

NOTE 8.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of December 31, 2001, 100 shares were issued and outstanding.

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001


NOTE 9.  INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed portable toilets as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each portable toilet is such that it does not warrant the cost of insurance. Should the bank insist on insurance coverage, management has indicated that it will comply.

NOTE 10.          SUBSEQUENT EVENTS

                  On March 15, 2002, the Company issued a note payable to finance the purchase of portable toilets in the amount of $22,630. The note is repayable in 36 monthly installments of $669 including interest at 4% due April 2005. The note is secured by the portable toilets and a personal guarantee of the stockholder.

                  On April 4, 2002, the Company issued a note payable to finance the purchase of a truck in the amount of $40,723. The note is repayable in 60 monthly installments of $810 including interest at 7% due April 2007. The note is secured by the truck and a personal guarantee of the stockholder.

                  On April 29, 2002, the Company issued a note payable to finance the purchase of portable toilets in the amount of $24,420. The note is repayable in 36 monthly installments of $767 including interest at 8% due May 2005. The note is secured by the portable toilets and a personal guarantee of the stockholder.

                  On August 28, 2002, the Company leased portable toilets under an agreement classified as a capital lease in the amount of $47,600. The obligation is repayable in 60 monthly installments of $1,313 including interest at 22% due August 2007. The lease is secured by a personal guarantee of the stockholder.

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001



NOTE 10.          SUBSEQUENT EVENTS (CONTINUED)

                  On September 15, 2002, the Company leased office space under an operating lease expiring September 15, 2005. The lease provides for monthly base rental payments of $675 plus sales tax and for one three year renewal option. The lease is secured by a personal guarantee of the stockholder.

                  On January 1, 2002, the Company issued 33 common shares to the holder of the note payable for a 25% ownership interest (Note
                  4).

                                        INTERIM FINANCIAL STATEMENTS
                                                 CONDENSED


                                           CHOICE SANITATION, LLC


                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                (Unaudited)

                                           CHOICE SANITATION, LLC
                                          CONDENSED BALANCE SHEET
                                             SEPTEMBER 30, 2002
                                                (Unaudited)

                                                         ASSETS

CURRENT ASSETS
 Cash ....................................   $   45,739
 Accounts receivable - net of allowance
  For doubtful accounts of $41,176 .......      267,830
 Prepaid expenses and other current assets        3,211
 Due from affiliate ......................       31,000
                                             ----------
    Total Current Assets .................      347,780
                                             ----------

PROPERTY AND EQUIPMENT - NET .............    1,728,173
                                             ----------

OTHER ASSETS
 Lease acquisition costs - net ...........        6,971
 Deposits ................................       14,365
 Loans receivable - member ...............      125,485
                                             ----------
    Total Other Assets ...................      146,821
                                             ----------
TOTAL ASSETS .............................   $2,222,774
                                             ==========

                                      LIABILTIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable ...............................   $   444,339
 Current portion of capital lease obligations ...................        11,629
 Accounts payable ...............................................       394,868
 Payroll taxes payable ..........................................        60,005
 Accrued interest ...............................................       361,300
 Loans payable - member .........................................        24,625
 Notes payable - member .........................................     1,458,150
                                                                    -----------
     Total Current Liabilities ..................................     2,754,556
                                                                    -----------

LONG-TERM DEBT
 Notes payable, less current portion ............................       650,585
 Capital lease obligations, less current portion ................        34,827
                                                                    -----------
     Total Long-term Debt .......................................       685,412
                                                                    -----------
     Total Liabilities ..........................................     3,439,968
MEMBERS' EQUITY (DEFICIT) ......................................    (1,217,194)
                                                                   -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT) .................   $ 2,222,774
                                                                    ===========

                              Read accompanying Notes to Financial Statements

                                           CHOICE SANITATION, LLC
                                     CONDENSED STATEMENTS OF OPERATIONS
                               NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                            (Unaudited)



                                            2002
                                                           2001
OPERATING REVENUES ..................   $ 2,521,708    $ 2,361,571
                                        -----------    -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation
  shown below) ......................     1,796,832      1,656,723
 Selling, general and administrative        568,693        509,331
 Depreciation and amortization ......       227,731        209,636
                                        -----------    -----------

         Total Costs and Expenses ...     2,593,256      2,375,690
                                        -----------    -----------

(LOSS) FROM OPERATIONS ..............       (71,548)       (14,119)
                                        -----------    -----------

OTHER INCOME (EXPENSES)
 Interest expense ...................      (219,158)      (163,209)
 Interest income ....................         4,051          3,948
 Loss on disposal of assets .........        (2,222)          --
                                        -----------    -----------

         Total Other (Expenses) .....      (217,329)      (159,261)
                                        -----------    -----------

NET (LOSS) ..........................   $  (288,877)   $  (173,380)
                                        ===========    ===========












                               Read accompanying Notes to Financial Statements.

                                           CHOICE SANITATION, LLC
                                     CONDENSED STATEMENTS OF CASH FLOWS
                               NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                            (Unaudited)
                                                               2002
                                                                          2001
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .....................................................   $(288,877)
                                                                     $(173,380)
  Adjustments to reconcile net (loss) to net cash provided by operating activities:
    Depreciation and amortization .................................     227,731
                                                                        209,636
    Loss on sale of equipment .....................................       2,222
                                                                      ---------
         (Increase) decrease in:
       Accounts receivable .......................................      70,707
                                                                        152,769
           Prepaid expenses and other current
            assets .....................................      (3,211)        --
           Deposits ....................................     (11,652)        --
      Increase (decrease) in:
       Accounts payable ...........................................      47,015
                                                                         57,750
       Payroll taxes payable .........................     (50,000)      14,770
           Accrued interest .......................................     109,362
                                                         ---------    ---------
                                                                        103,231

NET CASH PROVIDED BY OPERATING ACTIVITIES ............     103,297      364,776
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable - member ..............     (13,031)     (12,638)
 Purchase of property and equipment ..............................     (20,921)


                                                                        (8,027)
 Increase in lease acquisition costs .................      (3,410)      (5,790)
 Increase in amount due from affiliate ................     (31,000)        --
                                                          ---------    ---------
NET CASH (USED IN) INVESTING ACTIVITIES .............     (68,362)     (26,455)
                                                        ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions .................................     249,631         --
 Distributions to members ...........................     (79,066)     (98,885)
 Proceeds of notes payable - member ..................        --        100,000
 Repayment of notes payable ......................................     210,137)
                                                                      (342,807)
 Repayment of capital lease obligation .................      (5,590)        --
 Proceeds of loans payable - member ....................      24,265         -
                                                         ---------    ---------
NET CASH (USED IN) FINANCING ACTIVITIES .............     (20,897)    (341,692)
                                                        ---------    ---------

NET INCREASE (DECREASE) IN CASH .....................      14,038       (3,371)

CASH - BEGINNING .....................................      31,701       44,200
                                                         ---------    ---------
CASH - ENDING .......................................   $  45,739    $  40,829
                                                          =========    =========
                               Read accompanying Notes to Financial Statements.
                                                    F-67

                                           CHOICE SANITATION, LLC
                               CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                            (Unaudited)




                                             2002          2001

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..........................   $109,796   $ 59,977
                                         ========   ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..........   $367,246   $ 54,053
                                         ========   ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment ..........................   $ 25,686   $   --
                                         ========   ========

  Notes payable refinanced ...........   $332,071          $
                                         ========   ========
                                                    --------
                                                    ========














                               Read accompanying Notes to Financial Statements.

                                           CHOICE SANITATION, LLC
                                  NOTES TO CONDENSED FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002




NOTE 1.  ORGANIZATION

The Company was originally incorporated as Choice Sanitation, Inc. under the laws of the State of Florida on August 14, 1997. Effective January 1, 1999, the Company converted to a limited liability company. The Company provides waste disposal services to residential and commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2001, included in the Company's Form SB-2 as filed with the SEC.

                                               CHOICE SANITATION, LLC
                                  NOTES TO CONDENSED FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed
                  in preparing the financial statements.

NOTE 3.           RELATED PARTY TRANSACTIONS

                  Loans Receivable - Member

                  Loans receivable - member consists of unsecured loans bearing interest at 5% and are due on demand. These loans include interest receivable of $13,485 as of September 30, 2002. Interest income for the nine months ended September 30, 2002 and 2001 was $4,031 and $3,992, respectively.

                  Due From Affiliate

                  Due from affiliate represents investment banker fees and organization costs paid on behalf of Choice Waste System Holdings, Inc., the stockholder of which is a member of the Company.

                  Loans Payable - Member

                  Loans payable - member consists of non-interest bearing advances for working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment.

                                               CHOICE SANITATION, LLC
                                  NOTES TO CONDENSED FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002



NOTE 3.           RELATED PARTY TRANSACTIONS (CONTINUED)

                  Notes payable - Member

                  Notes payable - member consists of notes bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made and, therefore, have been reclassified as current. For the nine months ended September 30, 2002 and 2001, interest of $109,362 and $103,231 was accrued, respectively, and is included in accrued interest.

                  In conjunction with the transaction referred to in Note 1, the notes payable - member will be converted to common shares of Choice Waste Systems Holdings, Inc.

NOTE 4.  MEMBERS' EQUITY

                  In June 2002, the Company issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. As of September 30, 2002, 110,947 were sold for proceeds of $249,631. Subsequent to September 30, 2002, 62,777 additional units were sold for proceeds of $141,250.

                                        INTERIM FINANCIAL STATEMENTS
                                                 CONDENSED


                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.


                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                (Unaudited)

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                          CONDENSED BALANCE SHEET
                                             SEPTEMBER 30, 2002
                                                (Unaudited)

                                                       ASSETS
CURRENT ASSETS
 Cash .................................   $  7,724
 Accounts receivable - net of allowance
  for doubtful accounts of $4,000 .....     16,414
                                          --------
         Total Current Assets .........     24,138

PROPERTY AND EQUIPMENT - NET ..........    351,741

DEPOSITS ..............................      6,530
                                          --------

TOTAL ASSETS ..........................   $382,409
                                          ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable - bank ......   $  73,125
 Current portion of capital lease obligation ..      12,385
 Accounts payable and accrued expenses ........      69,384
 Note payable .................................       5,000
 Due to stockholder ...........................      85,903
                                                  ---------
         Total Current Liabilities ............     245,797
                                                  ---------

LONG-TERM DEBT
 Notes payable - bank, less current portion ...     129,761
 Capital lease obligation, less current portion      41,172
                                                  ---------
         Total Long-term Debt .................     170,933
                                                  ---------
         Total Liabilities ....................     416,730
                                                  ---------

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, $1.00 par value, 7,500 shares
  authorized, 133 shares issued and outstanding         133
 Additional paid-in capital ...................      25,005
 Stock subscriptions receivable ...............     (11,016)
 Retained earnings (deficit) ..................     (48,443)
                                                  ---------
         Total Stockholders' Equity (Deficit) .     (34,321)
                                                  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
                                                  $ 382,409
                              Read accompanying Notes to Financial Statements.
                                                    F-73

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                     CONDENSED STATEMENTS OF OPERATIONS
                               NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                (Unaudited)




                                          2002          2001
                                          ----           ----

OPERATING REVENUES .................   $ 210,969    $  42,864
                                       ---------    ---------

COSTS AND EXPENSES
 Operating (exclusive of
  depreciation shown below) ........      93,234       16,349
 Selling, general and administrative      78,436       17,680
 Depreciation ......................      35,208       10,956
 Interest expense ..................      20,878        4,055
                                       ---------    ---------

         Total Costs and Expenses ..     227,756       49,040
                                       ---------    ---------

NET (LOSS) .........................   $ (16,787)   $  (6,176)
                                       =========    =========


(LOSS) PER SHARE ...................   $ (126.21)      (61.76)
                                       =========    =========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ................         133          100
                                       =========    =========














                               Read accompanying Notes to Financial Statements.

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                     CONDENSED STATEMENTS OF CASH FLOWS
                               NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                (Unaudited)
                                             2002               2001
                                             ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ...........................   $(16,787)   $ (6,176)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
  Depreciation .........................     35,208      10,956
           (Increase) decrease in:
       Accounts receivable .............      3,339     (21,071)
    Deposits ...........................     (2,686)     (3,844)
      Increase (decrease) in accounts
       payable and accrued expenses ....       (326)      3,902
                                           --------    --------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ............................     18,748     (16,233)
                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ....    (11,170)     (8,334)
                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares .............         33         100
 Repayment of stock subscriptions
  receivable ...........................     13,989        --
 Loans from stockholder ................     41,807      36,783
 Repayments on loans from stockholders .     (9,750)     (1,500)
 Repayment of notes payable - bank .....    (43,424)     (6,233)
 Repayment of capital lease obligation .     (6,170)     (1,967)
                                           --------    --------

NET CASH (USED IN) PROVIDED BY FINANCING
 ACTIVITIES ............................     (3,515)     27,183
                                           --------    --------

NET INCREASE IN CASH ...................      4,063       2,616

CASH - BEGINNING .......................      3,661        --
                                           --------    --------

CASH - ENDING ..........................   $  7,724    $  2,616
                                           ========    ========


                              Read accompanying Notes to Financial Statements.

                                 CHOICE SANITARY SERVICES OF FLORIDA, INC.
                               CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED) NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                (Unaudited)




                                            2002            2001

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest .........................   $ 20,878   $  4,055
                                        ========   ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable - bank incurred upon
  purchase of property and equipment    $ 63,353
                                                   ========
                                                   $140,509

  Capital lease obligation incurred
  upon purchase of property and
  equipment .........................   $ 47,600   $ 15,715
                                        ========   ========

  Purchase of property and equipment
  included in accounts payable ......   $ 61,472   $ 20,483
                                        ========   ========

  Issuance of common shares for stock
  subscriptions receivable ..........   $ 25,038   $   --
                                        ========   ========











                               Read accompanying Notes to Financial Statements.

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                  NOTES TO CONDENSED FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002




NOTE 1.  ORGANIZATION

Choice Sanitary Services of Florida, Inc. was incorporated on December 12, 2000 under the laws of the State of Florida. The company rents portable toilets to commercial customers located mainly in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization. In addition, the Company's S Corporation status will be terminated.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2001, included in the Company's Form SB-2 as filed with the SEC.

                                      CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                  NOTES TO CONDENSED FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2002


NOTE 2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of September 30, 2002, 133 shares were issued and outstanding.

                  On January 1, 2002, the Company issued 33 common shares to the holder of the note payable for a 25% ownership interest. The consideration was equal to 25% of all loans made by the original stockholder. In addition, should any additional loans to the Company be necessary, the new stockholder must also contribute 25% of the amount. As of September 30, 2002, the total amount due was $25,038 of which $14,022 was paid. The balance due of $11,016 has been reflected as stock subscriptions receivable.

                                CHOICE WASTE SYSTEM HOLDINGS, INC.

                                            FINANCIAL STATEMENTS

                                         DECEMBER 31, 2002

                                CHOICE WASTE SYSTEM HOLDINGS, INC.



                                             CONTENTS


                                                                       PAGE

Independent Auditor's Report                                       F-81

Financial Statements:

 Balance Sheet                                                    F-82

 Statements of Operations                                         F-83

 Statements of Changes in Stockholders'
 Equity                                                              F-84

 Statements of Cash Flows                                          F-85

 Notes to Financial Statements                               F-87 - F-96

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984


                                            INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Choice Waste System Holdings, Inc.


We have audited the accompanying balance sheet of Choice Waste System Holdings, Inc. as of December 31, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002 and
2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Waste System Holdings, Inc. as of December 31, 2002 and the results of its operations and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.


April 18, 2003
Boca Raton, Florida                                     /s/ Earl M. Cohen, CPA

                                         CHOICE WASTE SYSTEM HOLDINGS, INC.
                                                    BALANCE SHEET
                                                  DECEMBER 31, 2002



                                                   ASSETS

CURRENT ASSETS
 Cash ............................................................   $   40,781
 Accounts receivable - net of allowance
  for doubtful accounts of $53,000 ...............................      382,030
 Prepaid expenses ................................................       60,318
                                                                    ----------
         Total Current Assets ....................................      483,129
                                                                     ----------

PROPERTY AND EQUIPMENT - NET .....................................    2,569,128
                                                                     ----------
OTHER ASSETS
 Lease acquisition costs - net ...................................        6,439
 Deposits ........................................................       23,186
                                                                    ----------
         Total Other Assets .....................................       29,625
                                                                    ----------

TOTAL ASSETS ....................................................   $3,081,882
                                                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current portion of notes payable ................................  $  601,455
 Current portion of capital lease  obligations .................   39,093
 Accounts payable and accrued expenses ...........................      704,694
 Loans payable - stockholder .....................................      168,747
                                                                    ----------
         Total Current Liabilities ...............................    1,513,989
                                                                    ----------

LONG-TERM DEBT
 Notes payable, less current portion ............................      821,984
 Capital lease obligations, less current portion .................      148,978
                                                                     ----------
         Total Long-term Debt ....................................      970,962
                                                                     ----------
         Total Liabilities .......................................    2,484,951

COMMITMENTS

STOCKHOLDERS' EQUITY .............................................      596,931
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY .......................   $3,081,882
                                                                     ==========

                               Read Accompanying Notes to Financial Statements.

                                            CHOICE WASTE SYSTEM HOLDINGS, INC.
                                                  STATEMENTS OF OPERATIONS
                                         YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                           2002        2001

OPERATING REVENUES ...............................   $ 4,034,706    $ 3,329,930
                                                     -----------    -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown below)     2,734,055      2,266,417
 Selling, general and administrative .............     1,076,360        712,925
 Depreciation and amortization ...................       378,892        299,332
                                                     -----------    -----------

         Total Costs and Expenses ................     4,189,307      3,278,674
                                                     -----------    -----------

INCOME (LOSS) FROM OPERATIONS ....................      (154,601)        51,256
                                                     -----------    -----------

OTHER INCOME (EXPENSES)
 Interest expense and penalties ..................      (325,898)      (238,786)
 Interest income .................................         5,051          5,184
 Loss on disposal of equipment ...................        (2,223)          --
                                                     -----------    -----------

         Total Other (Expenses) ..................      (323,070)      (233,602)
                                                     -----------    -----------

NET (LOSS) .......................................   $  (477,671)   $  (182,346)
                                                     ===========    ===========


(LOSS) PER SHARE .................................   $      (.14)   $      (.05)
                                                     ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING .....................................     3,512,389
                                                                    ===========
                                                                      3,372,235










                               Read Accompanying Notes to Financial Statements.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                    Common Stock          Additional        Stock
                                             # of            Par          Paid-In      Subscriptions   Retained Earnings      Total
                                               Shares       Value         Capital        Receivable
     Balance January 1, 2002                  3,372,235        $3,372       $   2,198         $ (600)     $(825,332)    $ (820,362)

     Common shares issued for
     Net (Loss) during year                           -             -               -               -     (182,346)       (182,346)

     Distributions                                    -             -               -               -      (124,660)      (124,660)
                                             -----------      -------    ------------      ----------      --------------  --------
     Balance - December 31, 2001              3,372,235         3,372           2,198           (600)     (1,132,338)   (1,127,368)

     Common shares issued for stock
      Subscriptions receivable                       14             -          25,038        (25,038)           -                -
     Common shares issued for cash              270,281           270         607,863               -           -           608,133
     Common shares issued for services
      Rendered                                   36,000            36         (1,214)               -           -           (1,178)

     Repayment of stock subscriptions
      Receivable                                      -             -               -          23,618            -           23,618

     Notes payable and accrued
      Interest due stockholder
      Exchanged for common shares               819,445           820       1,842,932               -            -        1,843,752

     Net (loss) during year                           -             -               -               -        (477,671)    (477,671)

     Distributions                                    -             -               -               -         (271,913)   (271,913)

     Adjustment for reorganization
      Effective November 30, 2002                     -             -     (1,834,181)           2,202       1,831,719         (442)
                                             ----------  ------------  --------------   -------------     ---------------   -------
     Balance - December 31, 2002              4,497,795        $4,498       $ 642,636      $    -          $ (50,203)     $ 596,931
                                              =========        ======       =========      ----------       ----------    --------

Read Accompanying Notes to Financial
Statements.          F-84

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                          STATEMENTS OF CASH FLOWS
                                         YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                    2002           2001
                                                    -----         -----

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ...............................   $(477,671)   $(182,346)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
    Depreciation and amortization ..........     378,892      299,332
    Loss on disposal of equipment ..........       2,223         --
    Common shares issued for services ......       1,250         --
         (Increase) decrease in:
       Accounts receivable .................     (23,740)     131,044
           Prepaid expenses ................     (60,318)        --

           Deposits ........................     (16,629)      (5,317)
      Increase (decrease) in:
       Accounts payable and accrued expenses     159,755      283,278
                                               ---------    ---------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ................................     (36,238)     525,991
                                               ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable- stockholder .      16,046)     (16,850)
 Purchase of property and equipment ........     (52,014)     (51,903)
 Increase in lease acquisition costs .......      (3,410)      (5,790)
                                               ---------    ---------
NET CASH (USED IN) INVESTING ACTIVITIES ....     (71,470)     (74,543)
                                               ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares .................     608,133          100
 Repayment of stock subscriptions receivable      18,618         --
 Distributions to stockholders .............    (143,413)    (124,660)
 Increase in stockholder loans .............     114,901      158,846
 Repayment of notes payable ................    (463,168)    (489,889)
 Repayment of capital lease obligations ....     (21,944)      (4,683)
                                               ---------    ---------
NET CASH PROVIDED BY (USED IN) FINANCING
ACTIVITIES .................................     113,127     (460,286)
                                               ---------    ---------

NET INCREASE (DECREASE) IN CASH ............       5,419       (8,838)
CASH - BEGINNING ...........................      35,362       44,200
                                               ---------    ---------
CASH - ENDING ..............................   $  40,781    $  35,362
                                               =========    =========


                              Read accompanying Notes to Financial Statements.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                    STATEMENTS OF CASH FLOWS (CONTINUED)
                                       YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                       2002       2001

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest .................................   $  164,457   $  131,169
                                                ==========   ==========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment .................   $  731,824   $  253,732
                                                ==========   ==========

  Capital lease obligations incurred
  upon purchase of property and  equipment ..   $  171,528   $   43,170
                                                ==========   ==========

  Purchase of property and equipment
  included in accounts payable ..............   $  210,289   $   34,011
                                                ==========   ==========

  Accounts payable relating to purchase
  of property and equipment converted
  to notes payable ..........................   $   58,431   $     --
                                                ==========   ==========

  Notes payable refinanced ..................   $  332,071   $     --
                                                ==========   ==========

  Issuance of common shares for stock
  subscriptions receivable ..................   $   25,538   $      100
                                                ==========   ==========

  Notes payable and accrued interest due
  stockholder exchanged for  common shares ..   $1,843,752   $     --
                                                ==========   ==========

  Common stock issued for services  rendered    $    1,250   $     --
                                                ==========   ==========

  Loans receivable - stockholder
 reclassified to distributions ..............   $  128,500   $     --
                                                ==========   ==========

  Note payable - stockholder applied
  in payment of stock subscriptions
  receivable ................................   $    5,000   $     --
                                                ==========   ==========

                               Read accompanying Notes to Financial Statements.
                                                                F-86

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 1.  ORGANIZATION

                  Choice Waste System Holdings, Inc. was incorporated on September 18, 2002 under the laws of the State of Florida. The company originally was a "shell" company, the purpose of which was to seek and consummate a merger or acquisition. With the acquisitions referred to in Note 2, the company provides waste disposal services and rentals of portable toilets to commercial and residential customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  Effective November 30, 2002, the Company acquired Choice Sanitation, LLC, American Waste, LLC, Choice Sanitary Services of Florida, Inc. (an S Corporation) and T & W Lakeside, Inc., companies related through similar ownership. Under generally accepted accounting principles, the transaction has been reflected as a reorganization, therefore, the value of the net assets of the companies after the reorganization was the same as their historical book values. These financial statements include the accounts of the Company and its acquisitions retroactive to January 1, 2001. In addition, members' equity (deficit) for the limited liability companies and retained earnings (deficit) for the S Corporation as of November 30, 2002 have been reclassified to additional paid-in capital. All significant intercompany balances and transactions have been eliminated.

                  Revenue Recognition

                  Revenues are recognized as services are provided. Waste disposal fees for residential customers generally

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Revenue Recognition (Continued)

                 consist of fixed amounts based upon contractsand are invoiced at the beginning of the month for that month. Waste disposal fees for commercial customers consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears. Revenues for the rental of portable toilets are recognized over the rental term of the contract.

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

Vehicles .....................   3 to 7 years
Containers ...................   10 years
Portable toilets .............   7 years
Service equipment ............   5 to 7 years
Furniture and office equipment   5 to 7 years
Leasehold improvements .......   3 years

                  Lease Acquisition Costs

                  Lease acquisition costs are being amortized over the term of the related leases ranging from 48 to 60 months. As of December 31, 2002 and 2001, accumulated amortization was $1,675 and $1,086, respectively.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Advertising Costs

                  Advertising costs are expensed as incurred. During the years ended December 31, 2002 and 2001, advertising costs charged to expense included in selling, general and administrative costs were $16,668 and $5,657, respectively.

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Prior to November 30, 2002, the income and losses of Choice Sanitation, LLC, American Waste, LLC and Choice Sanitary Services of Florida, Inc. (an S Corporation) are reported on the respective member's and shareholder's income tax returns. No provision or liability for federal or state income taxes for these entities have been included in these financial statements.

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2002 consisted of the following:

   Vehicles .............   $ 1,523,434
       Containers .......     1,910,141
   Portable toilets .....       328,995
   Service equipment ....        23,612
   Furniture and office
    equipment ...........        39,744
   Leasehold improvements         6,900
                            -----------
                              3,832,826
Accumulated depreciation     (1,263,698)
                            -----------

       Total
                            $ 2,569,128

                  For the years ended December 31, 2002 and 2001, depreciation expense was $377,217 and $298,246, respectively.

NOTE 4.  NOTES PAYABLE

                  As of December 31, 2002, notes payable consisted of notes repayable in monthly payments ranging from $377 to $12,642, including interest ranging from 4% to 16%, due

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 4.  NOTES PAYABLE (CONTINUED)
         ------------------------

                  through October 2007. The notes are secured by vehicles, containers, portable toilets and office equipment. Some of the notes payable are also secured by personal guarantees of the majority stockholder.

                            Total notes payable        $1,423,439
                            Current portion                      (601,455)
                                                               ----------

                            Notes payable, less
                             current portion          $  821,984
                                                      ==========

                  Notes payable due subsequent to December 31, 2002 are summarized as follows:

                                    December 31,                        Amount

                                       2003                         $  601,455
                                       2004                            457,530
                                       2005                            189,030
                                       2006                            105,515
                                       2007                            69,909
                                                                    ----------

                                       Total                        $1,423,439
                                                                    ==========

NOTE 5.           CAPITAL LEASE OBLIGATIONS

                  The Company leases containers and portable toilets under agreements classified as capital leases. The cost and accumulated depreciation for this equipment as of December 31, 2002 were $223,313 and $14,712, respectively. Some of these leases are also secured by personal guarantees of the majority stockholder.

                  Following is a schedule of future minimum lease payments due under capital leases:

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 5.           CAPITAL LEASE OBLIGATIONS (CONTINUED)

      December 31, .........      Amount

                        2003   $  78,179
                        2004      73,672
                        2005      58,826
                        2006      50,256
                        2007      28,590
                               ---------

Total future payments ......     289,523
Amount representing interest    (101,451)
                               ---------

Present value of minimum
lease payments .............   $ 188,072
                               =========

                  Total interest expense on the capital lease obligations for the years ended December 31, 2002 and 2001 were $16,232 and $3,038.

NOTE 6.  RELATED PARTY TRANSACTIONS

                  Loans Payable - Stockholder

                  Loans payable - stockholder represents unsecured non-interest bearing and 10% interest-bearing advances for working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. On March 13, 2003 an additional advance of $65,000 was made.

                  Notes payable - Stockholder

                  Notes payable - stockholder consisted of notes totaling $1,458,150 bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes were secured by substantially all assets of the Company. The Company was in default on these notes as no payments were

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001



NOTE 6.  RELATED PARTY TRANSACTIONS (CONTINUED)
         -------------------------------------

                  Notes payable - Stockholder (Continued)

                  made. During the years ended December 31, 2002 and 2001, interest expense of $133,664 and $142,198, respectively, was accrued.

                  In conjunction with the transaction referred to in Note 2, the notes payable - stockholder and related accrued interest totaling $385,602 were converted into 819,445 common shares of the Company.

                  Rent

                  The Company pays rent to a stockholder for the use of a lake for disposing of clean concrete material. During the years ended December 31, 2002 and 2001, total rent paid to this company was $6,289 and $0, respectively.

                  Storage Fees

                  The Company pays monthly storage fees to a company owned by a stockholder. During the years ended December 31, 2002 and 2001, total storage fees paid to this company were $2,000 and $0, respectively.

NOTE 7.  CAPITAL STOCK

                  The Company has authorized $100,000,000 common shares with a par value of $.001 per share. As of December 31, 2002, 4,497,975 common shares were issued and outstanding.

                  On November 30, 2002, the Company issued 819,445 common shares in conversion of the notes payable - stockholder and related accrued interest (Note 6).

                  During the year ended December 31, 2002, the Company

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 7.  CAPITAL STOCK (CONTINUED)
         ------------------------

                  issued 270,295 common shares for cash and stock subscriptions receivable totaling $608,133 and $25,038, respectively.

                  During the year ended December 31, 2002, the Company issued 36,000 common shares for maintenance services and sales commissions for a value of $1,250 and $79,750, respectively. The sales commissions related to the sale of common shares and have been reflected as a decrease in additional paid-in capital.

                  The Company is in the process of registering it"s securities with the Securities and Exchange Commission. The Company entered into an agreement with an investment banker to assist with the registration process. Total fees paid of $30,000 are included in prepaid expenses and will be deducted from the sales proceeds of its common shares.

NOTE 8.  COMMITMENTS

                  Operating Leases

                  The Company leases office and yard facilities under operating leases expiring through September 2005. The leases for the office facilities provide for monthly base rental payments ranging from $373 to $1,497 including sales tax. The rental payments for two of the leases are subject to annual increases each lease year based upon the increase in the Consumer Price Index with a maximum increase of 5% per lease year. Two other leases contain renewal options for an additional three year period. The leases for the yard facilities provide for monthly base rental payments totaling $2,614 including sales tax expiring through December 31, 2002. One of the leases contains an option to renew for an additional two year period but was not renewed.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 8.  COMMITMENTS (CONTINUED)
         ----------------------

                  Operating Leases (Continued)

                  The Company also leases office and computer software, service equipment and motor vehicles under noncancelable leases with monthly payments ranging from $309 to $1,155 expiring through August 2007.

                  Future minimum lease payments due under these leases for the years ending subsequent to December 31, 2002 are as follows:

                                    December 31,                        Amount

                                       2003                            $ 75,531
                                       2004                              69,746
                                       2005                              21,225
                                       2006                               7,509
                                       2007                               5,006
                                                                       --------

                                       Total                           $179,017
                                                                       ========

                  During the years ended December 31, 2002 and 2001, rent expense was $64,392 and $69,785.

NOTE 9.  INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed containers and portable toilets as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container and portable toilet is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

NOTE 10.          SUBSEQUENT EVENTS

                  During January and April 2003, the Company purchased

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                       NOTES TO FINANCIAL STATEMENTS
                                         DECEMBER 30, 2002 AND 2001




NOTE 10.          SUBSEQUENT EVENTS (CONTINUED)

                  containers totaling $73,953. The Company paid $30,000 cash and is seeking financing for the balance.

                  On February 24, 2003, the Company issued a note payable to finance the receipt of $30,000 for working capital purposes. The note payable bears interest at 12% and is due July 31, 2003.

                  On March 4, 2003, the Company issued a note payable to finance the purchase of containers for $84,348. The note is repayable in 36 monthly installments of $2,615 including interest of 7.3% due April 2006. The note is secured by containers and a personal guarantee of the majority stockholder.

                  During March and April 2003, the Company issued "Fixed Rate Convertible Promissory Notes" totaling $38,657. The notes bear interest at 12% and are generally due 90 days from the date of the note. If the Company successfully completes the registration of its securities with the Securities and Exchange Commission (Note 7), the holder of the note will be issued common shares equal to one common share for every $2.25 of principal. No interest will be paid. If the registration is not successful, the holder will be paid by the due date of the note. Three of the notes are secured by a personal guarantee of the majority stockholder.

                  On April 21, 2003, the Company issued 22,222 common shares for cash totaling $50,000. In addition, the Company issued warrants for the right to purchase 13,333 common shares at an exercise price of $3.75 per share.

Earl M. Cohen, CPA, PA 2505 NW Boca Raton Boulevard, Suite 202 Boca Raton, FL 33431 Phone: 561-347-1608






                                     Choice Waste System Holdings, Inc.
                                       Pro Forma Financial Statements



Effective November 30, 2002, the Company acquired Choice Sanitation, LLC, Choice Sanitary Services of Florida, Inc., American Waste, LLC and T & W Lakeside, Inc. by issuing a total of 4,191,694 common shares. Under generally accepted accounting principles, the transaction has been reflected as a reorganization.

The accompanying unaudited pro forma condensed combined balance sheets as of December 31, 2001 and September 30, 2002 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 assumes the acquisition occurred on January 1, 2001. The pro forma information is based upon the historical financial statements of the companies presented. The pro forma condensed financial statements are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The pro forma financial information should be read in conjunction with the Company's historical financial statements.

























                                                    PF-1
                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                          AS OF DECEMBER 31, 2001
                                                (UNAUDITED)


                                                           Choice
                            Choice Waste                   Sanitary
                            System                         Services of
                            Holdings,      Choice          Florida, Inc.  American     T & W        ProForma
                            Inc.           Sanitation LLC  --------       Waste, LLC   Lakeside     Adjust-          ProForma
          ASSETS            ---------      ----------                     --------     Inc.         ments            Combined
          ------                                                                       --------     --------         --------
CURRENT ASSETS
Cash                              -               $31,701         $3,661       -            -              -               $ 35,362
Accounts
Receivable                        -               338,537         19,753       -            -              -                358,290
Prepaid expenses
& other current
assets                            -                     -              -       -            -              -                      0
Due from affiliate
                                  -                     -              -       -            -              -                      0
                              --------         ----------      ---------     -----       -------        ------             --------
  Total
  Current Assets                  -               370,238         23,414       -            -              -                393,652
                              --------         ----------      ---------     -----       -------        -------            --------
PROPERTY &
EQUIPMENT - NET                   -             1,577,141        205,772       -            -              -              1,782,913
                              --------         ----------      ---------     -----       -------        -------           ---------
OTHER ASSETS
Lease acquisition costs -
net                               -                 4,704        -             -            -              -                  4,704
Deposits                          -                 2,713          3,844       -            -              -                  6,557
Loans receivable - member                                                                      (a)
                                  -               112,454        -             -            -             (112,454)               0
                              --------          ---------    ---------      ------       -------         ----------       ---------
  Total
  Other Assets                    -               119,871          3,844       -            -             (112,454)          11,261
                              --------          ---------      ---------    ------       -------         ----------       ---------

TOTAL ASSETS                      -            $2,067,250       $233,030       -            -            ($112,454)      $2,187,826
                              ========          =========       ========    ======       =======         ==========       =========



                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                          AS OF DECEMBER 31, 2001
                                                (UNAUDITED)

                                                     Choice
                      Choice Waste                   Sanitary
                      System                         Services
                      Holdings,      Choice          of           American     T & W         ProForma Adjust-
                      Inc.           Sanitation LLC  Florida,     Waste, LLC   Lakeside,     ments             ProForma
LIABILITIES           ---------      ----------      Inc.         --------     Inc.          --------          Combined
-------------                                        --------                  --------                        --------
LIABILITIES &
STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES
Current portion of
notes payable               -               499,641       47,424       -            -               -               547,065
Current portion of
capital lease
obligation                  -                 6,854        7,968       -            -                                14,822
                                                                                        (a)
Accounts Payable            -               381,864       35,076       -           800              -               417,740
Payroll taxes
payable                     -               110,005            -       -            -               -               110,005
Accrued interest                                                                        (c)
                            -               251,938            -       -            -               (251,938)             0
Notes payable -
member                      -             1,458,150            -       -              - (c)       (1,458,150)             0

Note payable                -                     -        5,000       -            -               -                 5,000
Due to Stockholder
                            -                     -       53,846       -            -               -                53,846
                         -------          ---------     --------    -------      -------        ----------         --------
 Total
 Current
 Liabilities                -             2,708,452      149,314       -           800            (1,710,088)     1,148,478
                        --------         ----------      -------    -------       ------          -----------     ---------
LONG TERM DEBT
Notes payable, less
current portion
                            -               438,174      111,113       -            -               -               549,287
Capital lease
obligation, less
current portion
                            -                19,506        4,159       -            -               -                23,665
                         -------            -------     --------    -------      --------      -----------          -------
 Total
 Long term                  -               457,680      115,272       -            -               -               572,952
 debt                   --------           --------     --------    -------      --------       ----------        ---------
                                                           PF-3

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                          AS OF DECEMBER 31, 2001
                                                (UNAUDITED)

                                                       Choice
                        Choice                         Sanitary
                        Waste                          Services of
                        System        Choice           Florida, Inc.   American       T & W Lakeside,   ProForma
                        Holdings      Sanitation LLC   --------        Waste, LLC     Inc.              Adjust-   ProForma Combined
EQUITY                  Inc.          ----------                       --------       --------          ments            --------
---------               --------                                                                        --------
STOCKHOLDERS'
EQUITY
                                                                                                   (b)
Common Stock              500         -                    100        -              100                     110              4,302
                                                                                                   (c)              997
                                                                                                   (d)            2,495
Member's equity            -      (1,098,882)        -               -                     (a)        (112,454)                  0
                                                                                                   (d)        1,211,336

Add'l paid in                                                                               (b)          247,390            892,440
Capital                      -         -               -               -                     (c)        1,709,091
                                                                                                   (d)      (1,064,041)
Stock
subscriptions                                                                                      (d)
receivable              (500)         -               -               -             (100)                    100              (500)

Retained earnings                                                                (800)(b)             (247,500)          (429,846)
                       -               -               (31,656)        -                (d)             (149,890)
                     ------       ---------           --------     ------        ---------            ----------          ---------
Total Stockholders'
Equity
                      -          (1,098,882)          (31,556)        -             (800)              1,597,634            466,396
                   -------       ----------           --------     -------          -----              ---------          ---------

TOTAL LIABILITIES &
STOCKHOLDERS'
EQUITY
                      -          $2,067,250           $233,030        -               -            ($112,454)            $2,187,826
                   =======       ==========           ========     ======          =======          =========             =========

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                        YEAR ENDED DECEMBER 31, 2001
                                                (UNAUDITED)

                                                                    Choice
                                Choice Waste                  Sanitary
                                System                        Services of
                                Holdings,      Choice         Florida, Inc.  American     T & W          ProForma
                               Inc.           Sanitation     --------       Waste, LLC   Lakeside,      Adjust-        ProForma
                                ---------      LLC                           --------     Inc.        ents          Combined
                                                     ----------                         --------       --------       --------

OPERATING REVENUES                -           $3,250,242       $ 79,688       -             -              -            $3,329,930
                              ---------       ----------      ---------    -------      --------       --------         ----------
COSTS & EXPENSES
 Operating                        -            2,221,800         44,617       -             -              -             2,266,417
 Selling,
 General & Administrative         -              672,490         39,635       -          800 (b)           247,500         960,425
 Depreciation and
 Amortization                     -              280,403         18,929       -             -              -               299,332
                             ---------         --------        -------    -------       -------       --------          ---------
  Total Costs
  And Expenses                    -            3,174,693        103,181       -        800                 247,500       3,526,174
                              --------         ---------       --------    -------    --------            --------       ---------
INCOME (LOSS)
FROM OPERATIONS                   -               75,549       (23,493)       -       (800)              (247,500)       (196,244)
                              --------        ----------       --------     -----     ------             ---------       ---------
OTHER INCOME (EXPENSES)
 Interest Expense                 -            (230,623)        (8,163)       -             -              -             (238,786)
 Interest Income                  -                5,184        -             -             -              -                 5,184
 Loss on Disposal of
 Assets                          -              -              -             -             -              -                     0
                             ---------      ---------      ---------     --------      --------       --------          ---------
  Total Other
   (Expenses)                    -            (225,439)        (8,163)       -             -              -             (233,602)
                              ---------        ---------      ---------   --------      --------       --------          ---------
NET INCOME(LOSS)                 -            (149,890)      ($31,656)       -          ($800)         ($247,500)      ($429,846)
                              =========        =========      =========    =======       =======        ==========      ==========
LOSS PER SHARE                                                                                                              ($0.10)
                                                                                                                          =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                                      4,301,694
                                                                                                                         ==========

PF-5

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                             DECEMBER 31, 2001
                                                (UNAUDITED)




(a) Adjustment to reclassify loans receivable - member as a distribution to the member.

(b) Adjustment to record 110,000 common shares issued at a value of $2.25 per share to employees for compensation.

(c) Adjustment to record 997,253 common shares issued at a value of $2.25 per share in payment of notes payable - member and related accrued interest.

(d) Adjustment to reflect reorganization as if it had occurred on January 1, 2001. Pursuant to SAB Topic 4B, all accumulated net losses as of January 1, 2001 have been recorded against additional paid-in capital.

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                          AS OF SEPTEMBER 30, 2002
                                                (UNAUDITED)

                                                                          Choice
                                 Choice Waste                   Sanitary
                                 System                         Services of
                                 Holdings,    Choice          Florida, Inc.  American     T & W        ProForma
                                  Inc.       Sanitation LLC  --------       Waste, LLC   Lakeside     Adjust-          ProForma
          ASSETS              ---------      ---------                     --------     Inc.         ments            Combined
          ------                                                                          --------     --------         --------
CURRENT ASSETS
Cash                                -           $45,739         $7,724       $5,512    $311     -           $ 59,286
Accounts Receivable                 -          267,830         16,414       40,530    7,498   -                332,272
Accounts Receivable - Related Parties
                                                                                             2,891         -                  2,891
Stock Subscriptions
Receivable                           500               -              -            -            -         -                    500
Prepaid expenses
& other current assets            30,000           3,211              -        1,687            -         -                 34,898
Due from affiliate               -                31,000              -       -             - (g)         (31,000)               0
                                   --------         ----------      ---------     -----       -------      --------        --------

  Total Current Assets             30,500         347,780         24,138       47,729    10,700            (31,000)         429,847
                                 --------         ----------      ---------    -------     -------         --------        --------
PROPERTY & EQUIPMENT - NET        -             1,728,173        351,741      341,421       -              -              2,421,155
                              --------         ----------      ---------    -------      -------           --------       ---------
OTHER ASSETS
Lease acquisition costs - net
                                -                 6,971        -             -            -              -                  6,971
Deposits                        -                14,365          6,530        5,849       -              -                 26,744
Loans receivable - member      -               125,485        -             -             - (a)        (125,485)               0
                            -------          ---------    ---------      ------       -------         ----------       ---------
  Total Other Assets           -               146,821          6,530        5,849       -             (125,485)          33,715
                              --------          ---------      ---------    ------       -------         ----------       ---------

TOTAL ASSETS               $30,500      $2,222,774       $382,409     $394,819      $10,700       ($156,485)      $2,884,717
                        ========          =========       ========    ======       =======         ==========       =========

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                          AS OF SEPTEMBER 30, 2002

                                                                 Choice
                                Choice Waste                   Sanitary
                               System Holdings,   Choice       Services of                    T & W          ProForma
                                  Inc.            Sanitation   Florida, Inc.  American Waste, Lakeside, Inc. Adjust-ments  Proforma
LIABILITIES                     ----------        LLC          -----------    LLC               ----------   ----------    Combined
---------------------                          ----------                         ----------                               ---------
LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of notes payable
                                     -           444,339           73,125        87,420         -                 -         604,884
Current portion of capital lease
obligation                           -            11,629           12,385             -         -                 -          24,014

Accounts Payable                     -           394,868           69,384        25,640       381                 -         490,093
Payroll Taxes Payable                -            60,005                -           -           -                 -          60,005
                                                                                                                           (d)
Income Taxes Payable                 -                 -                -           -        6,600           (6,600)              0
Accrued Interest                     -           361,300                -           -          -         (361,300)               0
Notes payable - Member               -         1,458,150                -           -       - (c)       (1,458,150)               0
Note Payable                         -                 -            5,000           -         -                 -           5,000
Due to Stockholder                   -                 -           85,903           -       1,595                 -          87,498
Loans payable - member               -            24,265                -         64,000        -                 -          88,265
Due to affiliate                 31,000                 -                -          -       - (g)         (31,0000)               0
                                 ------         ---------      -------           ------         ------      ----------     --------
Total Current Liabilities        31,000         2,754,556          245,797       176,880    8,576       (1,857,050)       1,359,759
                                  -------         ---------      -------        -------    ------       -----------       ---------

LONG TERM DEBT
Notes payable, less current portion
                                   -           650,585          129,761           224,735       -                 -       1,005,081
Capital lease obligation, less
current portion                   -            34,827           41,172                 -       -                 -          75,999
                              -------         ---------          -------           -------     --        ----------       ---------
Total Long term debt              -           685,412          170,933           224,735       -                 -       1,081,080
                              ------         ---------          -------           -------   -----        ----------       ---------

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                          AS OF SEPTEMBER 30, 2002
                                                (UNAUDITED)

                                                        Choice
                        Choice Waste                    Sanitary
                        System                          Services of
                        Holdings,      Choice           Florida, Inc.  American      T & W         ProForma Adjust-
                        Inc.           Sanitation LLC   --------       Waste, LLC    Lakeside      ments             ProForma
EQUITY                  ---------      ----------                      --------      Inc.          --------          Combined
---------                                                                            --------                        --------
STOCKHOLDERS'
EQUITY
                                                                                              (b)
Common Stock                      500         -                   133       -            100                    110           4,413
                                                                                              (c)               997
                                                                                              (e)             2,462
                                                                                              (f)               111
Member's equity
                                    -      (1,217,194)        -             (6,796)           (a)         (125,485)               0
                                                                                              (e)         1,599,106
                                                                                              (f)         (249,631)
Add'l paid in
Capital                             -         -                25,005       -                 (b)           247,390       1,149,172
                                                                                              (c)         1,818,453
                                                                                              (e)       (1,191,196)
                                                                                              (f)           249,520
Stock
subscriptions                                                                                 (e)
receivable                                    -           (11,016)          -            (75)                11,091               0
Retained earnings
                              (1,000)         -              (48,443)       -            2,099(b)         (247,500)       (709,707)
                                                                                              (d)             6,600
                                                                                              (e)         (421,463)
                          --------        ---------          --------     ------     --------            ----------       ---------
 Total
 Stockholders'
 Equity                         (500)    (1,217,194)         (34,321)   (6,796)         2,124             1,700,565         443,878
                           -------       ----------          --------    -------        -----             ---------       ---------
TOTAL LIABILITIES &
STOCKHOLDERS'
EQUITY
                              $30,500    $2,222,774          $382,409      $394,819    $10,700        ($156,485)         $2,884,717
                              =======    ==========          ========    ========      =======        =========           =========

PF-9

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                (UNAUDITED)

                                                                       Choice
                                       Choice Waste                   Sanitary
                                        System                         Services of
                                        Holdings,      Choice          Florida, Inc.   American      T & W        ProForma
                                     Inc.           Sanitation LLC  --------        Waste, LLC    Lakeside Inc.  Adjust-   ProForma
                                        ---------      ----------                      --------      --------     ments    ombined
                                                                                                                 -----      --------

OPERATING REVENUES              -            $2,521,708       $ 210,969      $138,888        $39,623       -             $2,911,188
                            ---------        ----------       ---------    -------          --------    --------         ----------
COSTS & EXPENSES
 Operating                     -             1,796,832          93,234     87,293           -             -              1,977,359
 Selling, General &
 Administrative                  1,000         568,693          78,436        44,447          5,024       -                697,600
 Depreciation &
 Amortization                  -               227,731          35,208        10,551        -             -                273,490
                              ---------        --------         -------    -------         -------      --------          ---------
  Total Costs and Expenses       1,000       2,593,256         206,878       142,291          5,024                      2,948,449
                             ---------       ---------        --------    -------       -------          --------        ---------
INCOME (LOSS)
FROM OPERATIONS                 (1,000)         71,548)           4,091  (3,403)              34,599       -               (37,261)
                             --------         ----------        --------       -------       --------      --------        ---------
OTHER INCOME  (EXPENSES)
 Interest Expense               -             (219,158)        (20,878)       (4,393)        -             -              (244,429)
 Interest Income                -                 4,051        -              -              -             -                  4,051
 Loss on Disp.of Assets         -                2,222)        -              -              -             -                (2,222)
                           ---------        ---------       ---------       --------      --------       --------          ---------
  Total Other (Expenses)       -             (217,329)        (20,878)       (4,393)        -             -              (242,600)
                            ---------         ---------       ---------    --------      --------       --------          ---------
INCOME(LOSS)BEFORE INCOME
TAX PROVISION                   (1,000)       (288,877)        (16,787)       (7,796)         34,599                      (279,861)
INCOME TAX PROVISION           -              -               -              -            (d) 6,600       (6,600)                0
                            --------       ---------       ---------       --------         --------      --------        ---------
NET INCOME(LOSS)               $1,000      ($288,877)       ($16,787)      ($7,796)  ($27,999)          ($6,600)       ($279,861)
                              =========      ==========       =========      ========      =========      ========       ==========
LOSS PER SHARE                                                                                                              ($0.06)
                                                                                                                          =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                                             4,323,371
                                                                                                                         ==========

PF-10

                                     CHOICE WASTE SYSTEM HOLDINGS, INC.
                     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                                 SEPTEMBER 30, 2002
                                                (UNAUDITED)




(a) Adjustment to reclassify loans receivable - member as a distribution to the member.

(b) Adjustment to record 110,000 common shares issued at a value of $2.25 per share to employees for compensation.

(c) Adjustment to record 997,253 common shares issued at a value of $2.25 per share in payment of notes payable - member and related accrued interest.

(d) Adjustment to reverse income tax provision on T & W Lakeside, Inc. On a combined basis, there is a net loss.

(e) Adjustment to reflect reorganization as if it had occurred on January 1, 2001. Pursuant to SAB Topic 4B, all accumulated net losses as of January 1, 2001 have been recorded against additional paid-in capital.

(f) In June 2002, Choice Sanitation, LLC issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of membership at an offering price of $2.25 per unit. As of September 30, 2002, 110,947 units were sold. This adjustment reflects the issuance of 110,947 common shares for the units sold.

(g)      Adjustment to eliminate intercompany account balances.

                                                  PART II

                                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Choice Waste System Holdings, Inc.'s Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that CWSH may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of CWSH, by reason of the fact that he is or was a director, officer, employee or agent of CWSH. It must be shown that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of CWSH. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to CWSH.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that the expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

         SEC registration fee                                              $ 243
         Printing and engraving expenses                                   4,500
         Accounting fees and expenses                                     30,000
         Legal fees and expenses                                          40,500
         Blue sky fees and expenses                                        3,000
         Miscellaneous                                                     1,757

         Total                                                           $80,000


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITES.

In June 2002, Choice Sanitation, LLC, issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. As of September 30, 2002, 110,947 were sold for proceeds of $249,631. The offering was closed on December 1, 2002 at which time 317,392 shares had been sold for proceeds of $608,133. There were no other issuances of unregistered securities by Choice Waste System Holdings, Inc. or its subsidiaries within the past three years other than that related to the acquisition transactions detailed below and the transactions occurring in March and April 2003 as detailed in the last paragraph of this section.

In November 2002 the following acquisitions were made. Mr. Cowdell was the president and founder of all the companies involved in the acquisitions. Each company's equity value was determined based on its level of profitability and outstanding debt. Each partner received restricted stock in Choice Waste System Holdings, Inc. in exchange for their share of the business. Below is a breakdown of the terms of each acquisition. Copies of the Acquisition Agreements are included as Exhibits 21.1 - 21.5.

Acquisition                                                CWSH (1)        Value
        Date           Company Acquired                   Shares   @ $2.25/share
-----------            ----------------                 ---------  -------------

11/25/02           Choice Sanitary Services of Florida,     31,111       $70,000
                   Inc.
                         ---------------------
                                        Will Cowdell      75%       -----------
                                        Taylor Group      25%            23,333
                                                                          7,778

11/25/02           T & W Lakeside, Inc.                    35,556        $80,000
                         ---------------------                       -----------
                                        Will Cowdell      25%              8,889
                                        Taylor Group      75%             26,667

11/27/02          Choice Sanitation LLC                2,997,253      $6,743,820
                         ---------------------                       -----------
                                        Will Cowdell      50%          1,498,626
                                        Tim Schweizer     50%          1,498,627

11/29/02          American Waste LLC                     35,556          $80,000
                         ---------------------                      -----------
                                        Will Cowdell      50%             17,778
                                        Todd McDorman     50%            17,778


(1)      Choice Waste System Holdings, Inc.
              Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.

During March and April 2003, the Company issued "Fixed Rate Convertible Promissory Notes" totaling $38,657. The notes are generally due 90 days from the date of the note. If the Company successfully completes the registration of its securities with the Securities and Exchange Commission, the holder of the note will be issued common shares equal to one common share for every $2.25 of principal. If the registration is not successful, the holder will be paid by the due date of the note. On April 21, 2003, the Company issued 22,222 common shares for cash totaling $50,000. In addition, the Company issued warrants for the right to purchase 13,333 common shares at an exercise price of $3.75 per share.

ITEM 27.  EXHIBITS

(a) The following exhibits are filed as part of this Registration Statement. Note: Information required by Item 601(b)(4) appears in Exhibit 3.1 Articles of Incorporation. See Index to Exhibits page II-5.
All Exhibits were included in the previous filing of the registration statement (Amendment 1) and are not being refiled. There are no changes to the Exhibits since the last filing.

EXHIBIT
NUMBER                     DESCRIPTION

3.1      Articles of Incorporation
3.2      By-Laws
5.0      Opinion on Legality

10       Material Contracts
10.1     Franchise Agreement - St. Lucie County
10.2     Franchise Agreement - Martin County
10.3     Lease Agreement - Oleander Avenue, Ft. Pierce, FL
10.4     Lease Agreement - Bell Avenue, Ft. Pierce, FL
10.5     Lease Agreement - 762 SE Port St. Lucie Blvd.
10.6     Lease Agreement - 758 & 760 Port St. Lucie Blvd.
10.7     Lease Agreement - Lake Property
21                         Subsidiaries
21.1     Acquisition Agreement - Choice Sanitation LLC (1)
21.2     Acquisition Agreement - Choice Sanitation LLC (2)
21.3     Acquisition Agreement - American Waste LLC
21.4     Acquisition Agreement - T & W Lakeside, Inc.
21.5     Acquisition Agreement - Choice Sanitary Services of Florida, Inc.
99.1     Sample Service Contract


ITEM 28.  UNDERTAKINGS.

         The undersigned Company undertakes to:

         (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)      Include any prospectus required by Section 10(a)(3) of the Securities
Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from the registration any of the securities that remain unsold at the end of the offering.


         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Choice Waste System Holdings, Inc. pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Choice Waste System Holdings, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CWSH of expenses incurred or paid by a director, officer or a controlling person of CWSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CWSH under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(1) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                 SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Port St. Lucie, State of Florida, on June 14, 2003.

                                            CHOICE WASTE SYSTEM HOLDINGS, INC.
                                            (Registrant)

                                         By: /s/ Will Cowdell
                                               Will Cowdell
                                               President
                              Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Will Cowdell           Director                6/25/03
----------------           --------                -------
  Will Cowdell             Director                 Date


/s/ Gary Griffith          Treasurer               6/25/03
-----------------          ---------               -------
  Gary Griffith            Treasurer,               Date
                           Principal Financial
                           Officer, Director



--------
     1. Estimated solely for the purpose of calculating the amount of the registration fee.